                                                                   EXHIBIT 10.49


                                LEASE AGREEMENT
                                 by and between

                    CORPORATE PROPERTY ASSOCIATES 8, L.P.,
                        A DELAWARE LIMITED PARTNERSHIP

                                  as LANDLORD

                                      and

                     STATIONERS DISTRIBUTING COMPANY, INC.

                                   as TENANT

          Premises:  Plauche Street and Beven Street, New Orleans, LA
                     Harbor Avenue, Memphis, TN
                     Highpoint Drive, San Antonio, TX

                     Dated as of: December 20, 1988

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
          Parties........................................................      1
    1.    Demise of Premises.............................................      1
    2.    Certain Definitions............................................      1
    3.    Title and Condition............................................      7
    4.    Use of Leased Premises; Quiet Enjoyment........................      8
    5.    Term...........................................................      9
    6.    Rent...........................................................     11
    7.    Net Lease; Non-Terminability...................................     12
    8.    Payment of Impositions; Compliance with Law....................     13
    9.    Liens; Recording and Title.....................................     15
    10.   Indemnification................................................     15
    11.   Maintenance and Repair.........................................     16
    12.   Alterations and Improvements...................................     18
    13.   Condemnation...................................................     19
    14.   Insurance......................................................     22
    15.   Restoration; Reduction of Rent.................................     27
    16.   Procedures Upon Purchase.......................................     29
    17.   Assignment and Subletting......................................     30
    18.   Permitted Contests.............................................     32
    19.   Conditional Limitations; Default Provision.....................     33
    20.   Additional Rights of Landlord..................................     38
    21.   Notices........................................................     39
    22.   Estoppel Certificate...........................................     40
    23.   Surrender......................................................     40
    24.   Risk of Loss...................................................     41
    25.   No Merger of Title.............................................     41
    26.   Books and Records..............................................     41
    27.   Determination of Value.........................................     42
    28.   Financing......................................................     44
    29.   Non-Recourse as to Landlord....................................     44
    30.   Substitution and Exchange of Property..........................     45
    31.   Financial Covenant.............................................     46
    32.   Subordination..................................................     47
    33.   First Refusal Right............................................     47
    34.   Miscellaneous..................................................     49

Exhibit  "A"  -  Premises
Exhibit  "B"  -  Machinery and Equipment
Exhibit  "C"  -  Permitted Encumbrances
Exhibit  "D"  -  Rent Schedule
Exhibit  "E"  -  Allocation of Acquisition Cost
Exhibit  "F"  -  Percentage Allocation

         LEASE AGREEMENT, made as of this 20th day of December, 1988, between CORPORATE PROPERTY ASSOCIATES 8 L.P., A DELAWARE LIMITED PARTNERSHIP ("Landlord"), a Delaware limited partnership with an address c/o W. P. Carey & Co., Inc., 689 Fifth Avenue, New York, New York 10022, and STATIONERS DISTRIBUTING COMPANY, INC. ("Tenant"), a Delaware corporation with an address at 4055 International Plaza, Suite 450, Fort Worth, Texas 76109.

         In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

         1.  DEMISE OF PREMISES. Landlord hereby demises and lets to Tenant,
             ------------------
and Tenant hereby takes and leases from Landlord, for the term or terms and upon the provisions hereinafter specified, the following described property (hereinafter referred to individually as the "New Orleans Premises", the "Memphis Premises" and the "San Antonio Premises" [each of which Premises shall include the portions of items (a), (b) and (c) of this Paragraph 1 located thereon or therein or appertaining thereto] and collectively as the "Leased Premises"): (a) the premises described in Exhibit "A" attached hereto and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining (collectively, the "Land"); (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and (c) the machinery and equipment described in Exhibit "B" attached hereto and made a part hereof and installed in and upon the Improvements, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "Equipment").

         2.  CERTAIN DEFINITIONS.
             -------------------

              "Acquisition Cost" shall mean $4,630,000.

              "Additional Rent" shall mean Additional Rent as defined in Paragraph 6(b).

              "Adjoining Property" shall mean all sidewalks, curbs and vault spaces adjoining any of the Leased Premises.

              "Affected Premises" shall mean the Affected Premises as defined in Paragraph 13(b) or Paragraph 14(i), as the case may be, and as the context requires.

              "Affiliate" shall mean any Person in controlling, control of or under common control with Tenant.

              "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

              "Applicable Final Date" shall mean the Applicable Final Date as defined in Paragraph 27.

              "Applicable Initial Date" shall mean the Applicable Initial Date as defined in Paragraph 27.

              "Applicable Provision" shall mean the Applicable Provision as defined in Paragraph 27.

              "Assignment" shall mean an assignment of rents and leases from Landlord to Lender securing Landlord's obligation to repay the Loan and/or any subsequent assignment of rents covering any of the Leased Premises from Landlord to Lender, as the same may from time to time be amended, supplemented or modified, securing repayment of the Loan.

              "Basic Rent" shall mean Basic Rent as defined in Paragraph 6(a).

              "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6(a).

              "Casualty Offer Amount" shall mean the Casualty Offer Amount as defined in Paragraph 14(i).

              "Casualty Termination Date" shall mean the Casualty Termination Date as defined in Paragraph 14(i).

              "Condemnation" shall mean a Taking and/or a Requisition.

              "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

              "Default Offer Amount" shall mean the Default Offer Amount as defined in Paragraph 19(b) (v).

              "Default Rate" shall mean the Default Rate as defined in Paragraph 6(b).

              "Delay Period" shall mean the Delay Period as defined in Paragraph 27.

              "Environmental Laws" shall mean all federal, state or local laws, ordinances, rules, regulations or written policies, now or hereafter existing, which govern or otherwise relate to the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any Hazardous Substance, including the laws, ordinances, regulations and written policies provided pursuant to or under (i) Toxic Substances Control Act, 15 U.S.C.
(s)(s)2601 et seq., (ii) National Historic Preservation Act, 16 U.S.C.
           -- ---
(s)(s)470 et. seq., (iii) Coastal Zone Management Act of 1972,
          --  ---

16 U.S.C. (s)(s)1451 et seq., (iv) Rivers and Harbors Act of 1899, 33 U.S.C.
                     -- ---
(s)(s)401 et seq., (v) Clean Water Act, 42 U.S.C. (s)(s)1251 et seq., (vi) Flood
          -- ---                                             -- ---
Disaster Protection Act, 42 U.S.C. (s)(s)4321 et seq., (vii) National
                                              -- ---
Environmental Policy Act, 42 U.S.C. (s)(s)4321 et seq., (viii) Resource
                                               -- ---
Conservation and Recovery Act of 1976, 42 U.S.C. (s)(s)6901 et seq., (ix) Clean
                                                            -- ---
Air Act, 42 U.S.C. (s)(s)7401 et seq. and (x) Comprehensive Environmental
                              -- ---
Response Compensation and Liability Act, 42 U.S.C. (s)(s)9601 et seq.
                                                              -- ---
("CERCLA").
  ------

              "Equipment" shall mean the Equipment as defined in Paragraph 1.

              "Event of Default" shall mean an Event of Default as defined in Paragraph 19(a).

              "Exchange" shall mean Exchange as defined in Paragraph 32.

              "Exchange Date" shall mean Exchange Date as defined in Paragraph
32.

              "Existing Property" shall mean Existing Property as defined in Paragraph 32.

              "Fair Market Value" shall mean the higher of (a) the fair market value of the Leased Premises or the Affected Premises or the Selected Premises, as applicable, as affected and encumbered by this Lease and assuming that the Term has been extended for all extension periods, if any, provided for herein. Fair Market Value, for all purposes of this Lease, shall be determined in accordance with the procedure specified in Paragraph 27.

              "Guarantor" shall mean SDC Distributing Corp., a Delaware corporation.

              "Guaranty" shall mean the Guaranty of even date herewith from Guarantor to Landlord.

              "Hazardous Substances" shall mean (i) any flammable substances, radioactive materials, hazardous materials, hazardous wastes, toxic substances, pollutants, pollution or any related materials or substances specified in any of the Environmental Laws (including any "hazardous substance" as defined in CERCLA) and (ii) asbestos and polychlorinated biphenyls.

              "Impositions" shall mean the Impositions as defined in Paragraph 8(a).

              "Improvements" shall mean the Improvements as defined in Paragraph 1.

              "Land" shall mean the Land as defined in Paragraph 1.

              "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation or requirement, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency.

              "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

              "Legal Requirements" shall mean all present and future Laws (including but not limited to Environmental Laws) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

              "Lender" shall mean any Person or entity which may, after the date hereof, make a Loan to Landlord.

              "Loan" shall mean one or more loans of not more than $2,500,000 which may be made by Lender to Landlord after the date hereof, secured by a Mortgage and an Assignment and evidenced by a Note.

              "Memphis Premises" shall mean the Memphis Premises as defined in Paragraph 1.

              "Mortgage" shall mean any mortgage or deed of trust encumbering the Leased Premises from Landlord to Lender, as the same may from time to time be amended, supplemented or modified.

              "Net Award" shall mean the entire award payable to Landlord by reason of a Condemnation, less any reasonable out-of-pocket expenses and reasonable attorney's fees, if applicable incurred by Landlord and Lender in collecting such award.

              "Net Proceeds" shall mean the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender),
(iv) and (v) of Paragraph 14(a), less any reasonable out-of-pocket expenses and reasonable attorney's fees, if applicable incurred by Landlord and Lender in collecting such proceeds.

              "New Orleans Premises" shall mean the New Orleans Premises as defined in Paragraph 1.

              "Note" shall mean a promissory note evidencing Landlord's obligation to repay the Loan, which Note may be secured by the Mortgage and the Assignment, as the same may from time to time be amended, supplemented or modified.

              "Offer Amount" shall mean the Termination Offer Amount, the Casualty Offer Amount, the Transfer Offer Amount, the Default Offer Amount or the Purchase Price, as the case may be, and as the context requires.

              "Option Purchase Date" shall mean the Option Purchase Date as defined in Paragraph 28.

              "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements, listed on Exhibit "C" attached hereto and made a part hereof.

              "Person" shall mean an individual, partnership, association, corporation or other entity.

              "Prime Rate" shall mean the average of the interest rates per annum quoted by Bank of America NT & SA, San Francisco, CA, The Chase Manhattan Bank, N.A., New York, NY, Chemical Bank, New York, NY, Citibank, N.A., New York, NY, and Morgan Guaranty Trust Company, New York, NY, as their respective prime rates, such average to change effective as of the effective date of any change in any of the aforesaid prime rates. The Prime Rate shall be the average of such publicly announced prime rates even though one or more of the aforesaid banks may actually charge interest on some of its loans at lower rates; and if any of the aforesaid banks has more than one prime rate of interest in effect simultaneously, the prime rate of such bank for the purposes of this definition shall be deemed to be the highest of such prime rates then simultaneously in effect for such bank. If three or more of the aforesaid banks cease to have a publicly announced prime rate, then, for so long as three or more of the aforesaid banks cease to have a publicly announced prime rate, the Prime Rate shall be the average per annum discount rate from time to time on ninety-one
(91) day bills issued by the United States Treasury (the so-called "Treasury bills") at the most recent auction or, if no such ninety-one (91) day bills are then being issued, Treasury bills then being issued for the period of time closest to ninety-one (91) days.

              "Purchase Price" shall mean the Purchase Price as defined in Paragraph 28.

              "Remaining Sum" shall mean the Remaining Sum as defined in Paragraph 15(a).

              "Rent" shall mean Basic Rent and Additional Rent.

              "Replaced Equipment" shall mean the Replaced Equipment as defined in Paragraph 11(d).

              "Replacement Equipment" shall mean the Replacement Equipment as defined in Paragraph 11(d).

              "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Affected Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

              "Retention Date" shall mean the later of the date on which the amount of a Remaining Sum is finally determined or the date on which Landlord's right to retain the Remaining Sum is finally determined.

              "San Antonio Premises" shall mean the San Antonio Premises as defined in Paragraph 1.

              "Selected Premises" shall mean the Selected Premises as defined in Paragraph 19(b)(v).

              "Set-Off" shall mean a Set-Off as defined in Paragraph 7(a).

              "Site Assessments" shall mean the Site Assessments as defined in Paragraph 8(d).

              "Site Reviewers" shall mean the Site Reviewers as defined in Paragraph 8(d).

              "State" shall mean the State of Louisiana, the State of Tennessee and/or the State of Texas, as applicable.

              "Substitute Property" shall mean the Substitute Premises as defined in Paragraph 32.

              "Taking" shall mean any taking of any of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or by any other means, or any de facto condemnation.

              "Term" shall mean the Term as defined in Paragraph 5.

              "Termination Date" shall mean the Termination Date as defined in Paragraph 13(b).

              "Termination Offer Amount" shall mean the Termination Offer Amount as defined in Paragraph 13(b).

              "Transfer Offer Amount" shall mean Transfer Offer Amount as defined in Paragraph 17.

              "Transfer Purchase Date" shall mean Transfer Purchase Date as defined in Paragraph 17.

         3.  TITLE AND CONDITION.
             -------------------

              (a) The Leased Premises are demised and let subject to (i) the Mortgage and the Assignment, (ii) the rights of any parties in possession of any of the Leased Premises, (iii) the existing state of title of the Leased Premises, including the Permitted Encumbrances, as of the commencement of the Term, (iv) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (v) all Legal Requirements, including any existing violation of any thereof, and (vi) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired or terminated.

              (b) Tenant acknowledges that the Leased Premises are in satisfactory condition and repair at the inception of this Lease. LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD
         -----
HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE
                         -------------------------------------------------------
OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE
- ----------
EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii)
               ---------------
DURABILITY OR (xiv) OPERATION; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED; AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

              (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby, and acknowledges that title is in Landlord and that Tenant has only the right of possession and use of the Leased Premises (and a right of first refusal) as provided in this Lease. Tenant further acknowledges that to its knowledge (i) the Improvements conform to all Legal Requirements and all requirements of the carriers of all insurance on any of the Leased Premises, (ii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iii) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (iv) the Improvements have been fully completed in a workmanlike manner, and (v) all Equipment necessary for the use or operation of the Leased Premises has been installed and all Equipment in the Leased Premises is presently operative.

              (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including any rights and remedies existing under contract or pursuant to the Uniform Commercial Code. Such assignment shall remain in effect until the termination of this Lease, and upon the termination of this Lease, such assignment shall cease and all the said warranties, guaranties, indemnities and other rights shall automatically revert to Landlord unless Tenant shall have acquired the Premises in which event the assignment shall continue in effect.

         4.  USE OF LEASED PREMISES; QUIET ENJOYMENT.
             ---------------------------------------

              (a) Tenant may occupy and use the Leased Premises for any lawful purpose, provided that no Alterations may be made and no additional Improvements may be constructed except in accordance with Paragraph 12, no Equipment may be removed from the Leased Premises except in accordance with paragraphs 11(d), 13(d) and 14(h), and such use will not otherwise violate any provision of this Lease. Tenant shall not permit any unlawful occupation, business or trade to be conducted on any of the Leased Premises or any use to be made thereof contrary to any applicable Legal Requirement then in effect. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) violate any certificate of occupancy affecting any of the Leased Premises, (ii) make void or voidable any insurance then in force with respect to any of the Leased Premises, (iii) make it difficult or impossible to obtain fire or other insurance which Tenant is required to furnish hereunder, (iv) cause structural injury to any of the Improvements, or (v) constitute a public or private nuisance or waste.

         (b) Subject to the other provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant, provided that Landlord may enter upon and examine any of the Leased Premises at reasonable times and upon five (5) days advance notice to Tenant (except in the event of an emergency or upon the occurrence of an Event of Default in either of which events no notice shall be required) and may take such action with respect to the Leased Premises as is permitted by any provision hereof.

         5.  TERM. Subject to the provisions hereof, Tenant shall have and hold
             ----
the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof and ending on the last day of the one hundred and eightieth (180th) calendar month next following the date hereof. If all Rent and all other sums due hereunder shall not have been fully paid by the end of the Term, Landlord may, at its option, extend the Term until all said sums shall have been fully paid.

         Provided this Lease shall not have been terminated pursuant to any provision hereof, the initial Term shall be deemed to be automatically extended for an additional period of five (5) years unless Tenant shall notify Landlord in writing at least eighteen (18) months prior to the expiration of the initial Term that Tenant is terminating this Lease as of the end of the initial Term provided, however, that Tenant shall have a period equal to the shorter of (a) six (6) months following the date of the notice of intention to terminate or (b) sixty (60) days following the date on which Landlord notifies Tenant that it has entered into a letter of intent with a third party to lease any of the Selected Premises to notify Landlord that it is rescinding its notice to terminate this Lease and in the event Tenant so rescinds its notice to terminate, this Lease and the Term shall be automatically extended for an additional period of five
(5) years. If the initial Term is automatically extended as aforesaid and this Lease has not been terminated pursuant to any provision hereof prior to the expiration of the first extension period, the Term shall be further automatically extended for an additional consecutive period of five (5) years unless Tenant shall notify Landlord in writing at least eighteen (18) months prior to the expiration of the first extension period that Tenant is terminating this Lease as of the end of the first extension period provided, however, that Tenant shall have a period equal to the shorter of (a) six (6) months following the date of the notice of intention to terminate or (b) sixty (60) days following the date on which Landlord notifies Tenant that it has entered into a letter of intent with a third party to lease any of the Selected Premises to notify Landlord that it is rescinding its notice to terminate this Lease and in the event Tenant so rescinds its notice to terminate this Lease and the Term shall be automatically extended for an additional period of five (5) years. If the Term is automatically extended as aforesaid and this Lease has not been terminated pursuant to any provision hereof prior to the expiration of the second extension period, the Term shall be further automatically extended for an additional consecutive period of five (5) years unless Tenant shall notify Landlord in writing at least eighteen (18) months prior to the expiration of the second extension period that Tenant is terminating this Lease as of the end of the second extension period provided, however, that Tenant shall have a period equal to the shorter of (a) six (6) months following the date of the notice of intention to terminate or (b) sixty
(60) days following the date on which Landlord notifies Tenant that it has entered into a letter of intent with a third party to lease any of the Selected Premises to notify Landlord that it is rescinding its notice to terminate this Lease and in the event Tenant so rescinds its notice to terminate this Lease and the Term shall be automatically extended for an additional period of five (5) years. If the Term is automatically extended as aforesaid and this Lease has not been terminated pursuant to any provision hereof prior to the expiration of the third extension period, the Term shall be further automatically extended for an additional consecutive period of five (5) years unless Tenant shall notify Landlord in writing at least eighteen (18) months prior to the expiration of the third extension period that Tenant is terminating this Lease as of the end of the third extension period provided, however, that Tenant shall have a period equal to the shorter of (a) six (6) months following the date of the notice of intention to terminate or (b) sixty (60) days following the date on which Landlord notifies Tenant that it has entered into a letter of intent with a third party to lease any of the Selected Premises to notify Landlord that it is rescinding its notice to terminate this Lease and in the event Tenant so rescinds its notice to terminate this Lease and the Term shall be automatically extended for an additional period of five (5) years.

         In the absence of such notice of termination by Tenant to Landlord and in the absence of any termination of this Lease pursuant to any other provision hereof, the Term shall be automatically extended for the applicable extension period specified above and no instrument of extension or renewal need be executed. Any such extension of the Term shall be subject to and continue in full force and effect all of the provisions of this Lease except that the Basic Rent payable during each extension period shall be as provided in Exhibit "C" attached hereto and made a part hereof.

         In the event that Tenant exercises its option not to extend or not to further extend the Term, as hereinabove provided or upon the occurrence of an Event of Default hereunder, then Landlord shall have the right during the remainder of the Term then in effect to (a) advertise the availability of the Leased

Premises for sale or for reletting and to erect upon the Leased Premises signs indicating such availability provided that such signs shall not unreasonably interfere with the use of the Leased Premises by Tenant, and (b) show the Leased Premises to prospective purchasers or tenants at such reasonable times during normal business hours as Landlord may select.

         6.  RENT.
             ----

         (a) Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term the amounts determined in accordance with the schedule set forth in Exhibit "D" attached hereto and made a part hereof ("Basic Rent"), commencing on the first day of the first month next following the date hereof and continuing on the first day of each month thereafter during the Term (the said days being called the "Basic Rent Payment Dates"), and shall pay the same at Landlord's address set forth above, or at such other places or to such other Persons as Landlord from time to time may designate to Tenant in writing. Each rental payment shall be made to Landlord on or before the applicable Basic Rent Payment Date in immediately available funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America. Pro rata Basic Rent for the period from the date hereof through the last day of the month hereof shall be paid on the date hereof. Landlord may, at Landlord's option, by written notice to Tenant, require Tenant to pay installments of Basic Rent directly to one or more Persons in addition to Landlord, in such proportions as Landlord may select; and Tenant agrees to make such "split" payments of Basic Rent in the amounts, to the payees and in the manner specified by Landlord in any such notice, provided, however, that Tenant shall not be required to make more than two (2) "split" payments.

              (b) Tenant shall pay and discharge when the same shall become due, as additional rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease (except that amounts payable as liquidated damages pursuant to Paragraph 19(b) (iv) shall not constitute additional rent), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof. If any installment of Basic Rent is not paid on or before the due date therefor, Tenant shall pay to Landlord, as additional rent, an amount equal to three percent (3%) of the amount of such installment, provided, however, that with respect to the first three (3) late payments in any twelve (12) month period (the first such period to commence on the first Basic Rent Payment Date following the date of this Lease) such late payment charge shall not be payable until two (2) business days following receipt of notice by Tenant that such payment has not been received. From the date of occurrence of any Event of Default until all Events of Default are fully cured, Tenant shall pay to Landlord on demand, as additional rent, a sum equal to any additional sums which might be payable by Landlord to any lender under any note occasioned by the occurrence of an Event of Default under this Lease. The requirements of Paragraph 19(g) regarding notice and grace periods need not be satisfied prior to the imposition of Additional Rent (as hereinafter defined) under foregoing provisions of this Paragraph 6(b). In addition, upon the occurrence of an Event of Default, Tenant shall pay to Landlord on demand, as additional rent, interest at the rate (the "Default Rate") of three percent (3%) per annum over the Prime Rate on the following sums until paid in full: (i) all overdue installments of Basic Rent in excess of the payments due under any note for the same period from the respective due dates thereof, (ii) all overdue amounts of additional rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (iii) on all other overdue amounts of additional rent from the date Landlord demands payment. All the foregoing additional rent is herein sometimes called "Additional Rent". In the event of any failure by Tenant to pay or discharge any Additional Rent, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of non-payment of Basic Rent.

         7.  NET LEASE: NON-TERMINABILITY.
             ----------------------------

              (a) This is a net lease and all Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

              (b) This Lease shall not terminate, Tenant shall not have any right to terminate this Lease during the Term (except as otherwise expressly provided herein), Tenant shall not be entitled to any Set-Off of or to any Rent or any other sums payable under this Lease (except as otherwise expressly provided herein), and the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises for any reason, including the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise as long as the same does not constitute a breach of Paragraph 4(b) hereof, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord hereunder or under any other agreement as long as the same does not constitute a breach of Paragraph 4(b) hereof, (vii) any latent or other defect in, or any theft or loss of, any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, or (ix) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that all Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent or amounts equal thereto shall not be affected by any collection of rents by any governmental body pursuant to a tax lien or otherwise, even though such obligation results in a double payment of Rent.

              (c) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage or the Assignment, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord, any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or otherwise.

              (d) Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of or to any Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

         8.  PAYMENT OF IMPOSITIONS; COMPLIANCE WITH LAW.
             -------------------------------------------

              (a) Subject to the provisions of Paragraph 18 hereof (relating to contests) and the exclusions specified in the following paragraph of this Paragraph 8(a), Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes of every kind and nature (including real and Personal property, franchise, withholding, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, all charges for utility and communication services relating to any of the Leased Premises, all ground rents, and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) any of the Leased Premises, (iii) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on the Leased Premises, or Rent (including without limitation, any gross income tax or excise tax levied by any governmental body on or with respect to such Rent), or (iv) Lender by reason of the Note or Mortgage and which (as to this clause (iv)) Landlord has agreed to pay (collectively, the "Impositions").

         Nothing in this Lease shall obligate Tenant to pay (A) Federal, State or local income, excess profits, or other taxes, if any, of Landlord or Lender, determined on the basis of their net income, (B) any estate, inheritance, succession, gift or similar tax, or (C) any capital gains tax imposed on Landlord by the State or municipality in which the Leased Premises are located in connection with the sale of any of the Leased Premises or any Federal capital gains tax, unless the taxes referred to in clause (A) above are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to any of the Leased Premises which, if such other tax, assessment or other charge were in effect, would be payable by Tenant. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and, in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord, within ten (10) days of receipt thereof, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and, within ninety (90) days after the end of each calendar year of the Term, receipts for payments of all Impositions made during such year.

              (b) Tenant shall promptly comply with and conform to all of the Legal Requirements, subject to the provisions of Paragraph 18 hereof.

              (c) If Tenant fails to comply with any requirement of any Environmental Law in connection with any spill of any Hazardous Substance affecting the Leased Premises or in connection with the deposit, storage, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or any real estate contiguous thereto, Landlord may, at its sole option, upon prior written notice to Tenant, take any and all actions as Landlord shall deem reasonably necessary or advisable in order to cure such noncompliance. Any amounts so paid, together with interest thereon at the Default Rate from the date of payment by Landlord, shall be immediately due and payable by Tenant to Landlord. Nothing contained herein shall obligate Landlord to cure such noncompliance or release Tenant from any of its obligations hereunder.

              (d) Tenant shall notify Landlord immediately after becoming aware thereof of any violation of or noncompliance with any of the covenants contained in this Paragraph hereof and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance or any other matter relating in any fashion to any Environmental Law as it may affect or relate to the Leased Premises.

              (e) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party thereto which are identical to the covenants contained in Paragraphs 8(c) and 8(d).

         9.  LIENS: RECORDING AND TITLE.
             --------------------------

              (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge or remove, any lien on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than the Mortgage, the Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES.

              (b) Tenant shall execute, deliver and record, file or register from time to time all such instruments as may be required by any present or future Law in order to evidence the respective interests of Landlord and Tenant in any of the Leased Premises, and shall cause this Lease, or a memorandum of this Lease, and any supplement hereto or to such other instrument, if any, as may be appropriate, to be recorded, filed or registered and re-recorded, refiled or re-registered in such manner and in such places as may be required by any present or future Law in order to publish notice and protect the validity or priority of this Lease.

              (c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.

         10.  INDEMNIFICATION. Tenant agrees to pay, protect, indemnify, save
              ---------------
and hold harmless Landlord and all other Persons described in Paragraph 29 from and against any and all liabilities, losses, damages, penalties, costs, expenses (including all reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused from any of the following (except for an affirmative act or omission of Landlord unless such act or omission is otherwise the obligation of Tenant under this Lease or unless arising from an internal conflict among the partners of Landlord or Persons described in Paragraph 29 that is not related to Tenant's performance under this Lease): (a) any matter pertaining to any of the Leased Premises or Adjoining Property or the ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or rebuilding of any of the Leased Premises or Adjoining Property, (b) any injury to or death of any Person or any loss of or damage to any property in any manner arising from the Leased Premises or Adjoining Property or from any matter described in clause (a) above, or connected therewith or occurring thereon, whether or not Landlord has or should have knowledge or notice of the defect or condition, if any, causing or contributing to said injury, death, loss, damage or other claim, (c) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance, (d) any other cause pertaining to this Lease or any of the Leased Premises or Adjoining Property or the transaction of which this Lease forms a part, or (e) the alleged deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or other use, placement or release in, on, or affecting the Leased Premises of a Hazardous Substance or otherwise arising from any other alleged violation of any of the Environmental Laws including (i) liability for costs of removal or remedial action incurred by the United States Government or the State, or response costs incurred by any other Person or entity, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to
Section 107 of CERCLA, or any successor Section or Act; (ii) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws; and (iii) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of an abnormally dangerous activity. In case any action or proceeding is brought against Landlord or any other Person described in Paragraph 29 by reason of any such claim, Tenant covenants upon notice from Landlord to resist and defend such action or proceeding by counsel reasonable satisfactory to Landlord, and Landlord or such other Person will cooperate and assist in the defense of such action or proceeding if requested to do so by Tenant.

         The obligations of Tenant under this Paragraph 10 shall survive any termination of this Lease.

         11.  MAINTENANCE AND REPAIR.
              ----------------------

              (a) Tenant shall at all times, including any Requisition period, maintain the Leased Premises and the Adjoining Property in good repair and condition and, in the case of the Equipment, in good mechanical condition, except for ordinary wear and tear, shall promptly make all repairs (substantially equivalent in quality and workmanship to the original work) of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with any of the Leased Premises in order to keep and maintain the Land and

Improvements in as good repair and condition as they were on the date hereof, and the Equipment in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear, in accordance with the better of the practices generally recognized as then acceptable within the Tenant's industry and in conformity with all legal requirements and insurance requirements. Tenant shall do or cause others to do all shoring of the Leased Premises or Adjoining Property or of foundations and walls of the Improvements and every other act necessary or appropriate for the preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises or Adjoining Property, whether or not Landlord shall, by any Legal Requirement, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord. Any Alteration made by Tenant pursuant to this subparagraph (a) or pursuant to subparagraph (b) of this Paragraph 11 shall be made in conformity with the provisions of Paragraph 12.

              (b) Except for the Permitted Encumbrances, in the event that any Improvement, now or hereafter constructed, shall encroach upon any property, street or right-of-way (including the Adjoining Property) adjoining any of the Leased Premises, shall violate the provisions of any restrictive covenant affecting any of the Leased Premises, shall hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject, or shall impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (ii) take such reasonable action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

              (c) Landlord shall have the right (but no obligation), upon at least five (5) days prior notice to Tenant (or without notice in case of emergency), to enter upon any of the Leased Premises for the purpose of making any Alterations which may be necessary by reason of Tenant's failure to comply with the provisions of subparagraphs (a) and (b) of this Paragraph 11. Except in case of emergency, the right of entry shall be exercised at reasonable times and at reasonable hours and upon at least five (5) days prior notice. The cost of any such entry, together with the reasonable and actual cost of all such Alterations, shall be Additional Rent; and Tenant shall pay the same to Landlord, together with interest thereon at the Default Rate from the time of payment by Landlord until paid by Tenant, immediately upon written demand therefor and upon submission of evidence of Landlord's payment of such costs.

              (d) Tenant shall, from time to time, to the extent necessary or commercially reasonable, replace with other operational equipment or parts (the "Replacement Equipment") any of the Equipment (the "Replaced Equipment") which shall have (i) become worn out, obsolete or unusable for the purpose for which it is intended, (ii) been taken by a Condemnation as provided in Paragraph 13(d), or (iii) been lost, stolen, damaged or destroyed as provided in Paragraph 14(h); provided, however, that the Replacement Equipment shall (A) be in good operating condition, (B) have a value and useful life at least equal to the value and estimated useful life of the Replaced Equipment immediately prior to the time that the Replaced Equipment had become so worn out, or unusable, so taken, or so lost, stolen, damaged or destroyed, and (C) be suitable for a use which is the same or similar to that of the Replaced Equipment. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Replaced Equipment or other Personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Equipment to the same extent as the Replaced Equipment had been. If so requested by Landlord in writing, Tenant shall promptly cause to be executed and delivered to Landlord an invoice, bill of sale or other appropriate instrument evidencing the transfer or assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person in and to the Replacement Equipment, free from all liens and other exceptions to title; and Tenant shall pay all taxes, fees, costs and other expenses that may become payable as a result thereof. At the expiration of the Term or the sooner termination of this Lease, all Equipment shall be in good operating condition, ordinary wear and tear excepted.

         12.  ALTERATIONS AND IMPROVEMENTS. Except with respect to the
              ----------------------------
maintenance and repair required to be performed by Tenant pursuant to in Paragraph 11 and otherwise as provided in this Paragraph 12, Tenant shall not with respect to any of Memphis Premises, the New Orleans Premises or the San Antonio Premises (a) make any Alterations the cost of which exceeds $250,000 for any single alteration or $500,000 in the aggregate over the Term, (b) construct upon the Land any additional Improvements or (c) install equipment in the Improvements or accessions to the Equipment, without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. In addition, Tenant shall not do any other act which, in the sole opinion of Landlord, would tend to impair the value of the Leased Premises. Tenant agrees that (i) the market value of the Leased Premises shall not be lessened by any such Alteration, construction or installation, or its usefulness impaired, (ii) all such Alterations, construction and installations shall be performed in a good and workmanlike manner, (iii) all such Alterations, construction and installations shall be expeditiously completed in compliance with all Legal Requirements, (iv) all work done in connection with any such Alteration, construction or installation shall comply with the requirements of all insurance policies required to be maintained by Tenant hereunder, (v) Tenant shall promptly pay all costs and expenses of any such Alteration, construction or installation and shall discharge or remove all liens filed against any of the Leased Premises arising out of the same, (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration, construction or installation shall be the property of Landlord and shall be subject to this Lease, and (viii) Tenant shall comply, to the extent requested by Landlord, with the provisions of clauses (i) through (iv) of Paragraph 15(a).

         Notwithstanding the foregoing, Tenant shall be permitted to construct additional Improvements upon the Land in order to expand the existing facilities so long as (a) Landlord receives prior written notice of Tenant's intention to construct such Improvements and (b) Tenant complies fully with all of the provisions of this Paragraph 12, including, but not limited to, subparagraphs
(i) through (viii) herein.

         13.  Condemnation.
              ------------

              (a) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord thereof and, so long as an Event of Default has not occurred and is continuing, Tenant shall have the right on behalf of Tenant, Landlord and Lender to negotiate the settlement in any Condemnation proceeding and/or threat thereof and to contest the Condemnation and/or the amount of the Net Award therefor, all at Tenant's expense; provided, however, that if an Event of Default has occurred and is continuing Tenant shall have no right to participate in any such proceedings, negotiation or contest. Lender shall be entitled to participate with Tenant in any such proceeding, negotiation and/or contest, all at Tenant's expense, provided, however, that so long as an Event of Default has not occurred and is continuing counsel selected by Tenant shall represent Tenant, Landlord and Lender in any such proceeding, negotiation and/or contest. Subject to the provisions of this Paragraph 13, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the

Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder.

              (b) If (i) the entire "New Orleans Premises", the entire "Memphis Premises" or the entire "San Antonio Premises" or (ii) any substantial portion of the "New Orleans Premises", the Memphis Premises" or the "San Antonio Premises", which portion Tenant determines, in good faith, to be sufficient to render the remaining portion thereof uneconomic for the use of Tenant or any other tenant to which such premises might reasonably be leased, shall be taken by a Taking or under threat thereof, (any one or all of which is affected by a taking described in (i) or (ii) being hereinafter referred to as the "Affected Premises") then Tenant shall, not later than thirty (30) days after Landlord gives Tenant notice that Landlord has received a Condemnation Notice or Tenant otherwise receives a Condemnation Notice, give notice to Landlord of its intention to terminate this Lease as to the Affected Premises on the first Basic Rent Payment Date (the "Termination Date") occuring after the date on which the Landlord rejects Tenant's offer to purchase the Affected Premises.

         Such notice of intention to terminate shall contain (A) an irrevocable offer of Tenant to purchase the remaining portion of the Affected Premises, if any, on the Termination Date for the purchase price (the "Termination Offer Amount") specified in the next sentence and (B) in the event that less than the entire Affected Premises shall have been taken or be under threat thereof, a certificate of Tenant, signed by the president or a vice president thereof, stating that, in Tenant's good faith judgment, the portion of the Affected Premises so taken or under threat thereof is sufficient to fulfill the conditions set forth in clause (ii) of the first subparagraph of this Paragraph 13(b) and certifying that Tenant will forever abandon operations on the remainder of the Affected Premises. The Termination Offer Amount shall be the greater of (1) the Fair Market Value of the Affected Premises as of the date immediately prior to the Condemnation Notice or (2) the sum of that portion of the Acquisition Cost applicable to the Affected Premises, as set forth in Exhibit "E" attached hereto and made a part hereof, and one-half of any prepayment penalty or premium up to a maximum payment by Tenant of Fifty Thousand Dollars ($50,000) which may be payable under a Note or Mortgage. Promptly upon the delivery to Landlord of such notice of intention to terminate, Landlord and Tenant shall commence to determine such Fair Market Value in accordance with the procedure specified in Paragraph 27.

         Tenant agrees that no rejection of an offer hereunder shall be effective for any purpose unless consented to by Lender. If Landlord shall reject such offer by notice to Tenant, containing the written consent of Lender to such rejection, not later than the twentieth (20th) day following the determination of Fair Market Value, then upon (x) payment of all Rent and any other charges due and unpaid under this Lease as of the Termination Date and (y) compliance by Tenant with all other obligations and liabilities under this Lease which have arisen on or prior to the Termination Date, this Lease shall terminate on the Termination Date as to the Affected Premises and Tenant shall promptly vacate and have no further right, title or interest in or to any of the Affected Premises.

         Unless Landlord shall have rejected such offer by the foregoing notice to Tenant not later than the twentieth (20th) day following the determination of Fair Market Value, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord, Tenant shall pay to Landlord the Termination Offer Amount on the Termination Date and, provided all Rent and other sums due and unpaid hereunder are paid in full, Landlord shall convey to Tenant the remaining portion of the Affected Premises, if any, in accordance with the provisions of Paragraph 16 and Landlord shall assign to Tenant its entire interest in and to the Net Award including any part thereof that has not been received by Landlord and/or deliver to Tenant or credit against the Termination Offer Amount such Net Award including any part thereof which shall have been received by Landlord.

              (c) In the event of any Taking of any of the Land or Improvements which does not result in a termination of this Lease as to any or all of the "New Orleans Premises", the "Memphis Premises", or the "San Antonio Premises", the Term shall, notwithstanding the Taking, continue and there shall be no abatement or reduction of Rent or any other sums payable by Tenant hereunder, except as expressly provided in Paragraph 15(b). Promptly after such Taking, Tenant, as required in Paragraph 11(a), shall commence and diligently continue to restore the Improvements as nearly as possible to their value, condition and character immediately prior to such Taking, in accordance with the provisions of Paragraph 12. Landlord shall make the Net Award available to Tenant as and when received by Landlord for restoration in accordance with and subject to the provisions of Paragraph 15(a).

         In the event of a Requisition of any of the Land or Improvements, if Landlord is required to pay the Net Award of such Requisition to Lender in accordance with the provisions of the Note and the Mortgage and the debt service payments due under the Note are thereafter reduced by virtue of such payment of the Net Award to Lender, then each installment of Basic Rent payable on or after the effective date of such reduction in debt service shall be reduced in the same amount and for the same period as payments are reduced under the Note. In the event that the Net Award of a Requisition of any of the Land or Improvements is retained by Landlord, Landlord shall apply such Net Award, to the extent received, to the installments of Basic Rent thereafter payable until such Net Award has been applied in full or until the Term hereof has expired, whichever first occurs. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant shall be retained by Landlord.

              (d) If any of the Equipment shall be taken by a Condemnation other than a Condemnation which falls within the provisions of Paragraph 13(b), the Term shall nevertheless continue and there shall be no abatement or reduction of Rent or any other sums payable by Tenant hereunder. Tenant shall, whether or not the Net Award is sufficient for the purpose, promptly replace the Equipment so taken, in accordance with the provisions of Paragraph 11(d), and the Net Award of such a Condemnation made for the loss of the replaced Equipment only shall thereupon be payable to Tenant. The remainder of the Net Award shall be applied as hereinabove provided.

              (e) Except as specifically provided in subparagraph (a) of this Paragraph 13, no agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord and Lender.

         14.  INSURANCE.
              ---------

              (a) Tenant shall maintain at its sole cost and expense the following insurance on or in connection with the Leased Premises:

                 (i) Insurance against loss or damage to the Improvements and Equipment by fire and other risks from time to time included under standard extended and additional extended coverage policies, including vandalism and malicious mischief, sprinkler, plate glass and flood insurance, to the extent any of the Leased Premises are in a flood zone, in amounts not less than the actual replacement value of the Improvements and Equipment, excluding footings and foundations and other parts of the Improvements which are not insurable (or, in the case of plate glass insurance, the replacement cost of all plate glass in the Leased Premises). Such policies shall contain replacement cost endorsements.

                (ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about any of the Leased Premises or the Adjoining Property, in an amount not less than $1,000,000 primary combined single limit for bodily injury or death and/or property damage, each occurrence with a general aggregate limit of $2,000,000, combined single limit, not less than $20,000,000 umbrella combined single limit; provided, however, that Landlord shall have the right to determine such other limits as may be reasonable and customary for transactions and properties of this size and type. Policies for such insurance shall be for the mutual benefit of Landlord, Tenant and Lender.

               (iii) Worker's compensation insurance covering all fulltime employees of Tenant employed in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or any of the Leased Premises, or, in lieu of such worker's compensation insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

                (iv) To the extent that the Improvements include at any time Equipment or any other equipment on or in the Leased Premises which by reason of its use or existence is capable of bursting, erupting, or exploding, boiler and pressure vessel insurance on any such Equipment, in an amount not less than $5,000,000 for damage to property, bodily injury or death resulting from such perils.

                 (v) Such other insurance, including business interruption insurance which would provide an amount necessary to pay Rent for at least one
(1) year, on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is prudent for Tenant's industry and is commonly obtained in connection with properties similar to the Leased Premises.

              (b) The insurance required by Paragraph 14(a) shall be written by companies of recognized financial standing which are approved by Landlord, which approval shall not be unreasonably withheld, and are authorized to do an insurance business in the State. The insurance policies (i) shall be for such terms as Landlord may reasonably approve, (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and (iii) shall (except for the worker's compensation insurance referred to in Paragraph 14(a)(iii) hereof) name Landlord, Tenant and Lender as insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become unsatisfactory to Landlord, Tenant shall promptly obtain new or additional insurance reasonably satisfactory to Landlord.

              (c)  Each insurance policy referred to in clauses (i), (iv) and
(v) of Paragraph 14(a) shall contain standard non-contributory mortgagee clauses in favor of and reasonably acceptable to Lender. Each policy required by any provision of Paragraph 14(a), except clause (iii) thereof, shall provide that it may not be cancelled except after thirty (30) days' prior notice to Landlord and Lender except for the non-payment of premiums which shall require at least ten
(10) days notice of cancellation. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage upon the happening of an event of default therein, or (iv) any change in title to or ownership of any of the Leased Premises.

              (d) Tenant shall pay as they become due in installments or otherwise all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium or next succeeding installment, as the case may be, therefor at least twenty (20) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original policies; and in the event of Tenant's failure to comply with any of the foregoing requirements, Landlord shall be entitled, but not obligated, to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate from the time of payment by Landlord until fully paid by Tenant, immediately upon written demand therefor by Landlord.

              (e) Tenant shall have the replacement cost and insurable value of the Improvements determined from time to time as required by the replacement cost endorsements and shall deliver to Landlord the new replacement cost endorsement or certificate evidencing such endorsement promptly upon Tenant's receipt thereof. If, at any time, a replacement cost endorsement is not available, Tenant shall have the replacement cost and insurable value of the Improvements determined at least once a year by the underwriter of fire insurance on the Leased Premises or, if such underwriter will not act, by a qualified appraiser satisfactory to Landlord, and shall deliver to Landlord such determination promptly upon receipt.

              (f) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 14 and (ii) all requirements of the insurers thereunder, applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises. Tenant shall not use any of the Leased Premises in any manner which would permit the insurer to cancel or increase the premium for any insurance policy.

              (g) In the event of any loss, Tenant shall give Landlord and Lender immediate notice thereof. So long as an Event of Default has not occurred and is continuing, Tenant is hereby authorized to adjust and compromise, in its discretion, all claims under any of the insurance policies required by this Paragraph 14 (except public liability insurance claims payable to a person other than Tenant, Landlord or Lender) and to execute and deliver of behalf of Landlord and Lender all necessary proofs of loss, receipts, vouchers and release required by the insurers; and Landlord agrees to sign, upon the request of Tenant, all such proofs of loss, receipts, vouchers and releases. However, if Lender so elects, Lender shall adjust and compromise any and all such claims. Any adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Lender unless Tenant receives a prior written waiver from Lender, and Lender shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise, all at Tenant's expense. All proceeds of any insurance required under clauses (i) (in excess of One Hundred Thousand Dollars ($100,000), (ii), (except proceeds payable to a person other than Tenant, Landlord or Lender), (iv) and (v) of Paragraph 14(a) shall be payable to Landlord and Lender. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord and Lender instead of to Landlord and Tenant jointly (except for a casualty loss payment of less than One Hundred Thousand Dollars ($100,000) which shall be paid directly to Tenant); and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor.

              In the event of any casualty (whether or not insured against) resulting in damage to any of the Improvements which does not result in a termination of this Lease, the Term shall, notwithstanding such casualty, continue and there shall be no abatement or reduction of Rent or any other sums payable by Tenant hereunder, except as expressly provided in Paragraph 15(b). Promptly after such casualty, Tenant, as required in Paragraph 11(a), shall commence and diligently continue to restore the Improvements as nearly as possible to their value, condition and character immediately prior to such damage, subject to and in accordance with the provisions of Paragraph 12. Landlord shall make such Net Proceeds available to Tenant as and when received by Landlord for restoration by Tenant in accordance with and subject to the provisions of Paragraph 15(a).

              In the event of any loss of any of the Equipment in a casualty which does not result in a termination of this Lease, the Term shall nevertheless continue and there shall be no abatement or reduction of Rent or any other sums payable by Tenant hereunder. Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace such Equipment, subject to and in accordance with the provisions of Paragraph 11(d), and the Net Proceeds paid for the loss of such Equipment only shall thereupon be payable to Tenant. The remainder of the Net Proceeds shall be applied as hereinabove provided.

              (h) If (a) the entire "New Orleans Premises", the entire "Memphis Premises" or the entire "San Antonio Premises" or (b) a substantial portion of the "New Orleans Premises", the "Memphis Premises" and the "San Antonio Premises", shall be damaged or destroyed by fire or other casualty and, in Tenant's good faith judgment, it is uneconomical to replace, repair or restore the Affected Premises within one hundred and fifty (150) days of the date of such casualty for continued use and occupancy by Tenant or any other tenant to which the Affected Premises might reasonably be leased (any one or all of which is affected by a fire or casualty described in (a) or (b) being hereinafter referred to as the "Affected Premises"), then Tenant shall, not later than twenty (20) days after such occurrence, give notice to Landlord of its intention to terminate this Lease as to the Affected Premises on the first Basic Rent Payment Date (the "Casualty Termination Date") which occurs after the date on which Landlord rejects Tenant's offer to purchase the Affected Premises.

              Such notice shall contain (A) an irrevocable offer of Tenant to purchase the Affected Premises on the Casualty Termination Date for the purchase price (the "Casualty Offer Amount") specified in the next sentence and (B) a certificate of Tenant, signed by the president or a vice president of Tenant, stating that, in Tenant's good faith judgment, the portion of the Affected Premises so damaged or destroyed is sufficient to render the Affected Premises uneconomical for restoration for continued use and occupancy by Tenant or any other tenant to which the Affected Premises might be leased and certifying that Tenant will not restore the Affected Premises for the use to which such Premises was devoted prior to such damage or destruction. The Casualty Offer Amount shall be the greater of (1) the Fair Market Value of the Affected Premises as of the date immediately prior to such casualty or (2) the sum of that portion of the Acquisition Cost applicable to the Affected Premises, as set forth in Exhibit "E", and one-half (1/2) of any prepayment penalty or premium up to a maximum payment by Tenant of Fifty Thousand Dollars ($50,000.00) which may be payable under a Note or Mortgage. Promptly upon the delivery of such notice from Tenant to Landlord, Landlord and Tenant shall commence to determine such Fair Market Value in accordance with the procedure specified in Paragraph 27.

              No rejection of an offer hereunder shall be effective for any purpose unless consented to by Lender. If Landlord shall reject such offer by notice to Tenant, containing the written consent of Lender to such rejection, not later than the twentieth (20th) day following the determination of Fair Market Value, then upon (x) payment of all Rent and any other charges due and unpaid under this Lease as of the Casualty Termination Date and (y) compliance by Tenant with all other obligations and liabilities under this Lease which have arisen on or prior to the Casualty Termination Date, this Lease shall terminate on the Casualty Termination Date as to the Affected Premises and Tenant shall promptly vacate and have no further right, title or interest in or to any of the Affected Premises.

              Unless Landlord shall have rejected such offer by the foregoing notice to Tenant not later than the twentieth (20th) day prior to the Casualty Termination Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord, Tenant shall pay to Landlord the Casualty Offer Amount on the Casualty Termination Date and, provided an Event of Default does not then exist, Landlord shall convey to Tenant the Affected Premises in accordance with the provisions of Paragraph 16 and, provided all Rent and other sums due and unpaid under this Lease are paid in full, Landlord shall assign to Tenant its entire interest in and to the Net Proceeds including any part thereof that has not been received by Landlord and/or deliver to Tenant or credit against the Casualty Offer Amount such Net Proceeds including any part thereof which shall have been received by Landlord.

              (i) Tenant shall not carry separate insurance concurrent in form or contributing in the event of loss with that required in this Paragraph 14 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 14. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies therefor.

         15.  RESTORATION; REDUCTION OF RENT.
              ------------------------------

              (a) If (on the basis of a cost breakdown provided by Tenant) the cost of restoration is reasonably estimated by Landlord to be One Hundred Thousand Dollars ($100,000) or less, then, so long as an Event of Default has not occurred and is continuing, such amount shall be disbursed to Tenant from the Net Proceeds or a Net Award, and Tenant shall promptly restore the Affected Premises in accordance with and subject to Paragraph 12 of this Lease. Net Proceeds or a Net Award which are for restoration of the Land or Improvements the cost of which is reasonably estimated of Landlord to be in excess of One Hundred Thousand Dollars ($100,000) shall be disbursed to Tenant only in accordance with the following conditions:

                 (i) prior to commencement of restoration, the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld or delayed; Landlord shall be provided with mechanics' lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees; and appropriate waivers of mechanics' and materialmen's liens shall have been filed;

                (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged;

               (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens for work covered by the prior disbursement, (C) contractors' and subcontractors' sworn statements as to completed work for which payment is requested, (D) a satisfactory bringdown of title insurance, and (E) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

                 (v) Landlord may retain ten percent (10%) of the restoration fund until the restoration is fifty percent (50%) completed;

                (vi) the restoration fund may not be commingled with Landlord's other funds and shall bear interest which shall be added to the restoration fund;

               (vii) at all times the undisbursed balance of the restoration fund held by Landlord shall be not less than the cost of completing the restoration work free and clear of all liens; and

               (viii)  such other reasonable conditions as Landlord may impose.

         In addition, prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Proceeds or the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the restoration fund. Any sum which remains in the restoration fund upon completion of restoration (the "Remaining Sum") shall be refunded to Tenant, unless such sum is required to be applied by

Landlord to reduce principal outstanding under the Note, in which event it shall be paid by Landlord to Lender to reduce principal outstanding under the Note. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Proceeds or the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

              (b) In the event that there is a Remaining Sum upon completion of restoration which is paid by Landlord to Lender, as aforesaid, then each installment of Basic Rent payable on or after the effective date of such reduction in debt service shall be reduced in the same amount and for the same period as payments are reduced under the Note.

         16.  PROCEDURES UPON PURCHASE.
              ------------------------

              (a) In the event of the purchase of any of the Leased Premises by Tenant pursuant to any provision of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereto than that which was transferred and conveyed to Landlord, and Tenant shall accept such title, subject, however, to all Permitted Exceptions and to all liens, exceptions and restrictions on, against or relating to any of the Leased Premises which were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease and to all applicable Laws, but free of the lien of and security interest created by the Mortgage and the Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord without the concurrence of Tenant.

              (b) Upon the date fixed for any such purchase of any of the Leased Premises pursuant to any provision of this Lease, Tenant shall pay to Landlord or to any Person to whom Landlord directs payment, at its address set forth above, or at any other place designated by Landlord, the Offer Amount therefor specified herein, in federal or other immediately available funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America, less any credits of the Net Award or Net Proceeds allowed against the Offer Amount pursuant to the provisions of Paragraphs 13(b) or 14(i), and Landlord shall thereupon deliver to Tenant (i) a special warranty deed in form satisfactory to Landlord's counsel which describes any of the Leased Premises then being sold to Tenant and conveys and transfers the title thereto which is described in Paragraph 16(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Proceeds or Net Award not yet received by Landlord) then required to be sold by Landlord pursuant to this Lease and (iii) any Net Award or Net Proceeds received by Landlord, not credited to Tenant against the Offer Amount and required to be delivered by Landlord to Tenant pursuant to this Lease. Tenant shall pay all reasonable charges incident to such conveyance and transfer, including Landlord's reasonable counsel fees, escrow fees, recording fees, title insurance or guarantee premiums and all applicable federal, state and local taxes which may be incurred or imposed by reason of such conveyance and transfer and/or by reason of the delivery of said deed and other instruments (excluding, however, any capital gains or net income tax payable by Landlord as a result of said transfer). Tenant agrees, upon the request and direction of Landlord, to pay a portion of the Offer Amount as a brokerage commission to Landlord or one of its Affiliates who Tenant acknowledges shall be deemed the broker of record in connection with the transfer of the Leased Premises. Upon the completion of such purchase, but not prior thereto (whether or not any delay in the completion of or any failure to complete such purchase shall be the fault of Landlord), Tenant may elect to terminate this Lease and all obligations hereunder (including the obligations to pay Rent) with respect to any of the Leased Premises conveyed to Tenant, except any obligations and liabilities of Tenant, actual or contingent, under this Lease, which arose on or prior to such date of purchase. In the event that the completion of such purchase shall be delayed for more than ninety (90) days solely as a result of acts or omissions of Tenant, then the Offer Amount payable by Tenant upon the purchase of any of the Leased Premises pursuant to any provisions of this Lease shall, at Landlord's sole option, be determined as of the actual date of such purchase by Tenant, provided that Tenant shall have paid to Landlord all Rent due and payable hereunder to and including such date. Any prepaid Basic Rent or other prepaid sums paid to Landlord shall be prorated as of the date the purchase is completed, and the prorated unapplied balance shall be deducted from the Offer Amount due to Landlord.

         No apportionment of any Impositions shall be made upon such purchase, Tenant being liable for payment thereof during the Term as Tenant and being liable thereafter as owner.

         17.  ASSIGNMENT AND SUBLETTING. Tenant may not assign this Lease at
              -------------------------
any time to any other party without the prior written consent of Landlord; provided, however, that upon prior notice to Landlord, Tenant will have the right to assign this Lease to any party which, immediately following such assignment, complies both with the provisions of Paragraph 31 of this Lease and with the provisions of this Paragraph 17. Tenant may sublet any of the Leased Premises at any other time to any other party without the prior written consent of Landlord. Each sublease of any of the Leased Premises shall be subject and subordinate to the provisions of this Lease. If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, including obligations, actual or contingent, of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. No assignment other than as specifically permitted by this Paragraph and Paragraph 31 and no sublease made as permitted by this Paragraph shall affect or reduce any of the obligations of Tenant hereunder; and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any obligations on Landlord under this Lease. Tenant shall, within ten (10) days after the execution and delivery of any such assignment, deliver a duplicate original copy thereof in recordable form to Landlord, and within ten (10) days after the execution and delivery of any such sublease, Tenant shall deliver a duplicate original copy thereof to Landlord.

         In the event Tenant desires to assign its interest in this Lease or effect a Change in Control (as defined in Paragraph 31) and such assignment or Change of Control would cause a breach of Paragraph 31 and such anticipatory breach is not waived in writing by Landlord within ten (10) days after receipt of notice from Tenant, then Tenant shall, not later than sixty (60) days prior to such occurrence, make an irrevocable offer to purchase the Leased Premises on the first Basic Rent Payment Date (the "Transfer Purchase Date") which occurs after the date on which Landlord accepts Tenant's offer to purchase the Leased Premises for the purchase price (the "Transfer Offer Amount") specified in the next sentence. The Transfer Offer Amount shall be the greater of (1) the Fair Market Value of the Leased Premises as of the date immediately prior to such assignment or Change in Control or (2) the Acquisition Cost and any prepayment penalty or premium which may be payable under a Note or Mortgage. Promptly upon the deliver of such notice from Tenant to Landlord, Landlord and Tenant shall commence to determine such Fair market Value in accordance with the procedure specified in Paragraph 27.

         No rejection of an offer hereunder shall be effective for any purpose unless consented to by Lender. If Landlord shall reject such offer by notice to Tenant, containing the written consent of Lender to such rejection, not later than the twentieth (20th) day following the determination of Fair Market Value, then the breach of Paragraph 31 shall be deemed waived by Landlord, subject, however, to the terms of this Paragraph 17 and this Lease shall continue in full force and effect.

         Unless Landlord shall have rejected such offer by the foregoing notice to Tenant not later than the twentieth (20th) day following the determination of Fair Market Value, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord, Tenant shall pay to Landlord the Transfer Offer Amount on the Transfer Purchase Date and, provided all Rent and other sums due hereunder are paid in full, Landlord shall convey to Tenant the Leased Premises in accordance with the provisions of Paragraph 16.

         Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right immediately or at any time thereafter to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default. Tenant shall not mortgage or pledge this Lease, and any such mortgage or pledge made in violation of this Paragraph shall be void.

         18.  PERMITTED CONTESTS. Tenant shall not be required to (a) pay any
              ------------------
Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred to in Paragraph 9 or 12, or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 11(b), so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the Imposition, lien or claim so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such encroachment, violation, hindrance, obstruction or impairment, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, and (v) the cancellation of any fire or other insurance policy. If the contested amount is in excess of Twenty Thousand Dollars ($20,000.00), Tenant shall provide Landlord security which is reasonably satisfactory to Landlord, to assure the payment, compliance, discharge, removal and/or other action, including all costs, attorneys' fees, interest and penalties that may be or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 18 are pending and the required security is held by Landlord, Landlord shall not have the right to pay, remove or cause to be discharged the Imposition, lien or claim thereby being contested. Tenant further agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, so long as the conditions of the first sentence of this Paragraph are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay, and save Landlord harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

         19.  CONDITIONAL LIMITATIONS; DEFAULT PROVISION.
              ------------------------------------------

              (a) The occurrence of any one or more of the following events which continue for a period equal to the greater of (i) any grace period specified in this subparagraph 19(a) or in subparagraph 19(g) hereof or (ii) two
(2) days less than any applicable grace period, if any, given to Landlord for such default under any Note and Mortgage shall constitute an Event of Default under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the provisions of this Lease) any payment of Rent or other sum herein required to be paid by Tenant;
(ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision or covenant hereof not otherwise specifically mentioned in this Paragraph 19(a); (iii) any representation or warranty made by Tenant herein or in the Assignment or in any certificate, demand or request made pursuant hereto or thereto proves to be incorrect, now or hereafter, in any material respect; (iv) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (D) make a general assignment for the benefit of creditors;
(v) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; (vi) any Improvement is substantially damaged or destroyed by an uninsured casualty and Tenant fails to commence promptly thereafter to restore the Leased Premises to its condition immediately prior to such casualty or fails to proceed actively, diligently and in good faith with such restoration and to continue such restoration until the Leased Premises have been fully restored; (vii) any of the Leased Premises shall have been vacated or abandoned; (viii) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; (ix) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such proceeding shall not be vacated or discharged within sixty (60) days after it is commenced; or (x) a failure by Guarantor duly to perform and observe any provision under the Guaranty, or a violation or breach of any covenant made by Guarantor under the Guaranty.

              (b) If an Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter to do any one or more of the following without demand upon notice to Tenant (except as otherwise provided in subparagraph (g) of this Paragraph 19):

                   (i) Landlord shall give Tenant ten (10) days written notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon the date therein specified, the Term, the estate hereby granted and all rights of Tenant hereunder, shall expire and terminate as if such date were the date herein before fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder, including its liability for Rent, as hereinafter provided.

                   (ii) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above, (A) give Tenant notice to surrender any of the Leased Premises to Landlord immediately or on a date specified in such notice, at which time Tenant shall surrender and deliver possession of the Leased Premises or the specified portion thereof to Landlord or (B) re-enter and repossess any of the Leased Premises, with or without legal process, by peaceably entering the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of any of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

                   (iii) After repossession of any of the Leased Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord shall have the right (but shall be under no obligation) to relet any of the Leased Premises to such tenant or tenants, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term), for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine; and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall have no duty to mitigate damages and shall not be responsible or liable for any failure to relet any of the Leased Premises or for any failure to collect any rent due upon any such reletting. Landlord may make such Alterations as Landlord, in its sole discretion, may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

                 (iv) Unless Landlord shall have exercised its remedy under Paragraph 19(b)(v) (as to the entire Leased Premises) or 19(b)(vi) hereof and shall have received all sums due thereunder, Landlord may, upon written demand to Tenant, recover from Tenant, and Tenant shall pay to Landlord, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the present value of the excess, if any, of (A) all Rent from the date of such demand to the date on which the then Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period; provided, however, that in the event Landlord shall have exercised its remedy under Paragraph 19(6)(v) to require the purchase of less than the entire Leased Premises and shall have received all sums due in connection therewith, the Rent referred to in clause (A) above shall be that portion of the Rent which is attributable to that portion of the Leased Premises which is not sold to Tenant pursuant to said Paragraph 19(b)(v) and the fair rental value referred to in clause (B) above shall be the fair rental value of such unsold remainder of the Leased Premises. The present value of such excess shall be determined by discounting the Rent and such fair market rental value at the rate per annum which is the lower of the then Prime Rate or nine percent (9%) per annum. If any Law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Law.

                 (v) Unless Landlord shall have exercised its remedy under Paragraph 19(b)(iv) or 19(b)(vi) hereof and shall have received all sums due thereunder, Landlord may, upon notice to Tenant, require Tenant to make an irrevocable offer to purchase, for the purchase price (the "Default Offer Amount") specified in the next two sentences, either (A) the entire Leased Premises or (B) any one or more of the New Orleans Premises, the San Antonio Premises and the Memphis Premises (such entire Leased Premises or any one or more of the New Orleans Premises, the San Antonio Premises and the Memphis Premises, as applicable, being hereinafter referred to as the "Selected Premises"), as Landlord in its sole discretion may select. The Default Offer Amount shall be the greater of (1) the then Fair Market Value of the Selected Premises, (2) the sum of that portion (determined in accordance with the percentages set forth in Exhibit "F") of the unpaid balance of the Note and Mortgage covering any of the Selected Premises, all interest accrued thereon, and prepayment penalties payable in connection therewith and all other sums due thereunder as of the date of such purchase, or (3) an amount equal to the sum of the Acquisition Cost with respect to the Selected Premises and any prepayment penalty payable under the Loan with respect to the Selected Premises. Upon such notice by Landlord to Tenant, Tenant shall be deemed to have made such offer, and the Fair Market Value of the Selected Premises shall be determined in accordance with the procedure set forth in Paragraph 27 hereof. Within thirty (30) days after such determination of the Fair Market Value, Landlord shall accept or reject such offer. If Landlord accepts such offer, then, on the tenth (10th) business day after such acceptance, Tenant shall pay to Landlord the Default Offer Amount and purchase the Selected Premises in accordance with Paragraph 16 hereof. Any rejection by Landlord of such offer shall have no effect on any other provision of this Lease.

                   (vi) Unless Landlord shall have exercised its remedy under Paragraph 19(b)(vi) or 19(b)(v) (as to the entire Leased Premises) hereof and shall have received all sums due thereunder or shall have repossessed and relet the Leased Premises, Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) discounted at the rate per annum which is the lower of the then Prime Rate or nine percent (9%) per annum for the remainder of the then current Term, to be immediately due and payable. In that event, Tenant shall immediately pay to Landlord all such Basic Rent, all accrued Rent then due and unpaid, all other sums which are then due or which would have been due hereunder but for the aforesaid Event of Default and all sums which arise or become due by reason of such Event of Default (including any attorneys' fees and costs). Upon receipt of all such accelerated Basic Rent and other sums, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date Landlord receives the accelerated Basic Rent and all the other said sums to the end of the Term then in effect (or that would be in effect but for the Event of Default) pursuant and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Additional Rent and other sums that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the then current Term and (C) Tenant shall have no further rights, if any, under Paragraph 28. Notwithstanding the foregoing, in the event Landlord shall have exercised its remedy under Paragraph 19(b)(v) to require the purchase of less than the entire Leased Premises and shall have received all sums due in connection therewith, the Basic Rent to be accelerated pursuant to this Paragraph 19(b)(vi) shall be that portion of the Basic Rent which is attributable to that portion of the Leased Premises which is not sold to Tenant pursuant to said Paragraph 19(b)(v) and Tenant's right to possession pursuant to this Lease shall extend only to such unsold remainder of the Leased Premises.

                   (vii) Landlord may exercise any other right or remedy now or hereafter existing by Law or in equity.

              (c) No expiration or termination of this Lease pursuant to Paragraph 19(b)(i) or any other provision of this Lease, by operation of law or otherwise, before the expiration date provided in Paragraph 5 or if applicable the termination date provided in Paragraph 13(b), 14(i) or 28, no repossession of any of the Leased Premises pursuant to Paragraph 19(b)(ii) or otherwise, nor any reletting of any of the Leased Premises pursuant to Paragraph (19)(b)(iii) shall relieve Tenant of any of its liabilities and obligations hereunder, including the liability for Rent, all of which shall survive such expiration, termination, repossession or reletting.

              (d) In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, and provided that Landlord has not exercised its remedy under Paragraph 19(b)(iv), 19(b)(v) (as to the entire Leased Premises) or 19(b)(vi) or has not received all sums due thereunder, Tenant shall pay to Landlord all Rent and all other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages (i) Basic Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to Paragraph 19(b)(iii), after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alterations and expenses of preparation for reletting) provided, however, that in the event
                                       --------- --------
Landlord has exercised its remedy under Paragraph 19(b)(v) to require the purchase of less than the entire Leased Premises and has received all sums due in connection therewith, the Rent hereinabove in this Paragraph 19(d) referred to shall mean that portion of the Rent which is applicable to that portion of the Leased Premises which is not sold to Tenant pursuant to said Paragraph 19(b)(v). Tenant hereby agrees to be and remain liable for all sums aforesaid; and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.

              (e) The words "enter," "re-enter," or "re-entry," as used in this Paragraph 19 are not restricted to their technical meaning.

              (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD HEREUNDER, TENANT WAIVES ANY RIGHT TO A TRIAL BY JURY.

              (g) Except as otherwise hereinafter in this Paragraph 19(g) provided, before an Event of Default shall exist under this Paragraph 19, Landlord shall have given Tenant notice thereof and Tenant shall have failed to cure the default within the applicable grace period stated below. If the default consists of a failure to pay Rent, the applicable grace period shall be two (2) business days from the date such notice is given. If the default consists of the failure to provide any insurance required pursuant to Paragraph 14, the applicable grace period shall be seven
(7) days from the date on which the notice is given, but Landlord shall not be obligated to give notice of, or allow any grace period for, any such default more than twice within any twelve (12) month period. If the default consists of something other than the failure to provide any such insurance, the applicable grace period shall be twenty (20) days from the date on which the notice is given or, if the default cannot be cured within the said twenty-day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the grace period shall be extended for the period required to cure the default (but such grace period, including any extension, shall not in the aggregate exceed sixty (60) days), provided that Tenant shall commence to cure the default within the said twenty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured. However, no notice or grace period shall be required in any one or more of the following events: (i) substantial damage to any of the Leased Premises will, in Landlord's reasonable judgment, probably occur unless a remedy is exercised promptly; (ii) the occurrence of a default under clause (iii), (iv),
(v), (viii), or (ix) of subparagraph (a) of this Paragraph 19; or (iii) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord.

         20.  Additional Rights of Landlord.
              -----------------------------

              (a) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by Law or in equity. Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder, whether as agent for Tenant or otherwise; and the cost thereof shall be Additional Rent hereunder and shall be paid by Tenant to Landlord, together with interest thereon at the Default Rate from the date such cost is incurred until it shall be fully paid by Tenant, immediately upon demand. Tenant agrees that Tenant shall be liable to Landlord for any and all damages suffered or incurred by Landlord in connection with any Event of Default and Tenant further agrees that Landlord shall be entitled to exercise any and all remedies existing at law or in equity for the recovery thereof. Tenant acknowledges that time is of the essence in the performance of its obligations under this Lease. No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or
(ii) to exercise any
option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any Rent or other sum due hereunder with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

              (b) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

              (c) Tenant shall pay to Landlord, as Additional Rent, all the expenses incurred by Landlord in connection with any Event of Default or the exercise of any remedy by reason of an Event of Default or otherwise in connection with the enforcement of this Lease, including reasonable attorneys' fees and expenses. If Landlord shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or any of the Leased Premises (except litigation among the partners of Landlord or other Persons described in Paragraph 29 which does not arise out of any act or omission of Tenant under this Lease), then, at the option of Landlord, Tenant, at its expense, shall provide Landlord with counsel approved by Landlord and, in any event, Tenant shall pay all costs and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation; provided, however, that if in a non-appealable decision, a court of competent jurisdiction determines that Landlord was the sole cause of litigation pertaining to this Lease or any of the Leased Premises then all costs and fees incurred by Tenant in connection with such litigation shall be refunded to Tenant.

         21.  NOTICES. All notices, demands, requests, consents, approvals,
              -------
offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when delivered in Person or by Federal Express or other 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith Shaw & McClay,

1600 Avenue of the Arts Building, Philadelphia, PA 19107, Attention: Chairman, Real Estate Department. For the purposes of this Paragraph, any party may substitute its address by giving fifteen (15) days' notice to the other party, in the manner provided above.

         22.  ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to
              --------------------
time, but not more than three (3) times in any calendar year, upon not less than ten (10) days' prior written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing, executed by the president or a vice president of Tenant, certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), (b) the dates to which Basic Rent, Additional Rent and all other sums payable hereunder have been paid, (c) that, to the knowledge of the signer of such certificate, no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, and (d) that, to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant or, if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same. It is intended that any such statements by Tenant may be relied upon by Lender, Landlord or their assignees or by any prospective purchaser or mortgagee of the Leased Premises.

              Landlord shall, at any time and from time to time but not more often than twice in any twelve (12) month period upon not less than ten (10) days' prior written request by Tenant, execute, acknowledge and deliver to Tenant a statement in writing, executed by a general partner of landlord certifying (a) that this Lease in unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), (b) the dates to which Basic Rent, Additional Rent and all other sums payable hereunder have been paid, (c) that, to the knowledge of the signer of such certificate, no default by Tenant exists hereunder of specifying each such default of which the signer may have knowledge. It is intended that nay such statements by Landlord may be relied upon by Tenant, its lenders or its permitted assignees.

         23.  SURRENDER. Upon the expiration or earlier termination of this
              ---------
Lease, Tenant shall peaceably leave and surrender the Leased Premises (except for any portion thereof with respect to which this Lease has previously terminated or with respect to which Tenant has purchased) to Landlord in the same condition in which the Leased Premises were originally received from Landlord at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination all property which is owned by Tenant or third parties other than Landlord and Tenant; and Tenant, at its expense, shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Property not so removed shall become the property of Landlord; Landlord may thereafter cause such property to be removed from the Leased Premises; and the cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord upon the expiration or earlier termination of this Lease.

         24.  RISK OF LOSS. The risk of loss or of decrease in the enjoyment
              ------------
and beneficial use of any of the Leased Premises in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosure, attachments, levies or executions, is assumed by Tenant, and Landlord shall in no event be answerable or accountable therefor. Except as otherwise specifically provided in this Lease, none of the events mentioned in this Paragraph shall entitle Tenant to any abatement of Rent.

         25.  No Merger of Title. There shall be no merger of this Lease nor of
              ------------------
the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created by this Lease or any part thereof or interest therein or any interest of Tenant in this Lease, and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership; and no such merger shall occur unless and until all Persons having any interest in (i) this Lease as Tenant or the leasehold estate created by this Lease and (ii) this Lease as Landlord or the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

         26.  BOOKS AND RECORDS. Tenant shall permit Landlord and Lender by
              -----------------
their respective agents, accountants and attorneys, to visit and inspect the Leased Premises and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord, and, upon the occurrence of an Event of Default, to examine the records and books of account Tenant, at such reasonable times as may be requested by Landlord.

         Tenant shall deliver to Landlord and to Lender (i) within thirty (30) days of the end of each calendar month the monthly management reports of Tenant for the prior calendar month and (ii) within ninety (90) days of the close of each fiscal year annual audited financial statements of Tenant prepared by independent certified public accountants satisfactory to Landlord, and such other relevant financial data as Landlord may reasonably require pertaining to Tenant or to the Leased Premises. Tenant shall also furnish to Landlord all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Tenant shall be prepared in accordance with generally accepted accounting principles consistently applied and the annual statements hereinabove referred to shall be accompanied by an unqualified opinion of said accountants and by the affidavit of the president or a vice president of Tenant dated within five (5) days of the delivery of such statement, (a) stating that the affiant knows of no Event of Default or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder, or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (b) except as otherwise specified, with respect to Tenant stating that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

         27.  DETERMINATION OF VALUE.
              ----------------------

              (a) Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

                 (i) Landlord and Tenant shall endeavor to agree upon such Fair Market Value within fifteen (15) days after the date (the "Applicable Initial Date") on which (A) Tenant provides Landlord with notice of its intention not to extend or to terminate this Lease as to the Affected Premises pursuant to Paragraph 13(b) or Paragraph 14(h) hereof or (B) Landlord provides Tenant with notice of its intention to require Tenant to make an offer to purchase the Selected Premises pursuant to Paragraph 19(b)(v) hereof, as applicable. Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

                (ii) If the parties shall not have signed such agreement setting forth the amount of such agreed Fair Market Value within fifteen (15) days after the Applicable Initial Date, Tenant shall within ten (10) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within ten (10) days thereafter, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. The appraiser selected by Tenant and the appraiser selected by Landlord shall endeavor to agree upon the Fair Market Value of the Leased Premises or the Affected Premises or the

Selected Premises, as applicable, as of the date specified in the particular provision of this Lease (the "Applicable Provision") pursuant to which the determination of Fair Market Value is being made. If the said two appraisers shall agree upon such Fair Market Value, the amount of such Fair Market Value as agreed to by the said two appraisers shall be binding and conclusive.

                 (iii) If the appraiser selected by Tenant and the appraiser selected by Landlord shall be unable to agree upon such Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then the said two appraisers shall select a third appraiser to make the determination of such Fair Market Value and the determination of such third appraiser shall be binding and conclusive upon Landlord and Tenant.

                  (iv) In the event the appraiser selected by Tenant and the appraiser selected by Landlord shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above or in the event the third appraiser so selected does not make a determination of the Fair Market Value of the Leased Premises or the Affected Premises or the Selected Premises within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in Philadelphia, Pennsylvania. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment. Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

                   (v) All appraisers selected or appointed pursuant to this Paragraph 27(a) shall be independent qualified appraisers. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease and in determining the Fair Market Value of the Leased Premises or the Leased Premises or the Selected Premises, as applicable, such appraisers shall utilize the definition of Fair Market Value hereinabove set forth above.

              (b) The cost of the appraiser selected by Tenant shall be paid by Tenant and the cost of the appraiser selected by Landlord shall be paid by Landlord; the cost of a third appraisal, if required, will be split equally between Landlord and Tenant.

              (c) If, by virtue of any delay in the appointment of a third appraiser pursuant to Paragraph 27(a)(iv) above or of any delay by such appointed third appraiser to determine such Fair Market Value, the Fair Market Value of the Leased Premises or the Affected Premises or the Selected Premises, as applicable, is not determined by such appointed third appraiser within one hundred forty (140) days after the Applicable Initial Date, then the date (the "Applicable Final Date") on which the Leased Premises or the Affected Premises or the Selected Premises, as applicable, would otherwise be sold to Tenant or on which this Lease would otherwise terminate, as specified in the Applicable Provision, shall be extended the same number of days (the "Delay Period") by which the total period so required for the binding and conclusive determination of Fair Market Value exceeds one hundred forty (140) days and all relevant defined terms used in the Applicable Provision shall be deemed amended accordingly, anything to the contrary in the Applicable Provision notwithstanding. In addition, any time period which is afforded Landlord under the Applicable Provision within which to accept or reject an offer by Tenant shall likewise be extended by the number of days equal to the Delay Period.

         28.  FINANCING.
              ---------

              (a) Tenant shall pay, within three (3) business days of written demand therefor, all out of pocket costs (including but not limited to closing costs, title charges, commitment or application fees, and attorneys' fees), not to exceed $50,000 in the aggregate (other than the principal of the Note and interest thereon at the contract rate of interest specified therein), imposed upon Landlord by Lender pursuant to the initial Loan to Landlord evidenced by a Note and secured by a Mortgage constituting a first lien on the Leased Premises provided that Landlord obtains such Loan no later than the fourth (4th) anniversary of the initial Basic Rent Payment Date.

              (b) In the event that Landlord desires to obtain a Loan to be secured any of the Leased Premises, Tenant shall negotiate in good faith with Landlord concerning any request made by the proposed mortgagee for changes or modifications in this Lease. Tenant shall not unreasonably withhold or delay its consent to such financing, and Tenant hereby agrees that Tenant shall provide any other consent or statement and shall execute any and all other documents that any proposed mortgagee requires in connection with such financing, so long as the same do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or increase the Rent or other obligations of Tenant hereunder.

         29.  NON-RECOURSE AS TO LANDLORD. Anything contained herein to the
              ---------------------------
contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (a) Landlord, (b) any director, officer, general partner, limited partner, employee or agent of Landlord or any general partner of Landlord (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Landlord or any general partner of Landlord, either directly or through Landlord or its general partners or any predecessor or successor partnership or corporation (or other entity) of Landlord or any general partner of Landlord, or (d) any other Person or entity (including Eighth Carey Corporate Property, Inc., W. P. Carey & Co. Inc., Carey Corporate Property Management, Inc., Clark & Pendleton Realty Corp. or any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof).

         30.  SUBSTITUTION AND EXCHANGE OF PROPERTY. If the Board of Directors
              -------------------------------------
of Tenant determines, in good faith, that any one or more of the New Orleans Premises, the San Antonio Premises or the Memphis Premises (any one or more of which that is determined to be uneconomically viable as provided hereunder being hereinafter referred to as the "Existing Property") is no longer economically viable for Tenant's continued use and operation for any reason, including, but not limited to, unprofitability, obsolescence or change in zoning regulations; then Tenant shall have the right, during the Term of this Lease or any renewal hereof, to convey to Landlord a substitute property (the "Substitute Property") and lease the Substitute Property back from Landlord on the terms and conditions provided herein in exchange for the conveyance to Tenant of the Existing Property and the termination of the Lease with respect to such Existing Property (the "Exchange"), upon the terms and conditions set forth herein. In the event that Tenant elects to exercise such right, Tenant shall give written notice to Landlord and Lender, which notice shall contain (i) a resolution of Board of Directors of Tenant stating that the Existing Property is no longer economically viable and setting forth in reasonable detail the reasons for such determination; (ii) a description and MAI Appraisal of the Substitute Property;
(iii) such relevant data as Landlord may request demonstrating the economic viability of the Substitute Property; (iv) Tenant's offer to convey the Substitute Property to Landlord and lease back the Substitute property in exchange for Landlord conveying the Existing Property to Tenant and terminating the Lease with respect to the Existing Property; and (v) notice to Landlord of Tenant's intention to affect the Exchange on the first Basic Rent Payment Date occurring at least ninety (90) days after the date on which Landlord receives such notice (the "Exchange Date").

         Landlord (if Landlord obtains the written consent of Lender) shall accept or reject Tenant's offer of the Substitute Property not later than the thirtieth (30th) day prior to the Exchange Date; and Landlord shall accept such offer if Landlord (in its reasonable discretion) receives and approves all items listed in the foregoing paragraph. If Landlord, with the written consent of Lender, has accepted Tenant's offer and if on the Exchange Date all conditions and requirements imposed by Landlord and Lender in connection with the acceptance of Tenant's offer of substitution have been satisfied, including, but not limited to, (i) the approval of Landlord, Lender and their respective counsel of all documents relating to the Exchange; (ii) all installments of annual Basic Rent, Additional Rent and all other charges due and unpaid hereunder having been paid in full by Tenant; (iii) Tenant's compliance with all other obligations and liabilities, actual or contingent, under this Lease which have arisen on or prior to the Exchange Date and Tenant not then being in default hereunder; (iv) delivery to Landlord and Lender, respectively, of ALTA "owner" and "mortgagee" title insurance policies insuring Landlord's fee title to the Substitute Property and Lender's first lien thereon; and (v) Tenant's conveyance of the Substitute Property to Landlord, the lease back of the Substitute Property to Tenant, and the mortgaging of the Substitute Property to Lender; then the Existing Property shall be conveyed to Tenant in accordance with the provisions of Paragraph 16(a) and all obligations hereunder with respect to the Existing Property shall terminate, except for any obligations or liabilities of Tenant, actual or contingent, arising prior to such conveyance.

         Tenant shall pay all charges incident to the Exchange, regardless of whether or not the Exchange occurs, including, but not limited to, Landlord's and lender's counsel fees, escrow fees, recording fees, brokerage fees, title insurance and all federal, state and local taxes which may be incurred or imposed by reason of such conveyance and transfer and/or by delivery of any deed or other instrument.

         31.  FINANCIAL COVENANT. Tenant shall not sell, assign or transfer its
              ------------------
interest in this Lease and shall not permit a Change in Control of Tenant to an entity which, immediately following such sale, transfer, assignment or Change in Control has a Tangible Net Worth of less than $18,996,000 or a secured debt to equity ratio of greater than 4:1.

              "Tangible Net Worth" as used herein shall mean as of any date the excess of (A) the aggregate gross book value of all assets of Tenant or any other entity, as the case may be, as of such date (excluding all franchises, licenses, permits, drawings, patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expenses and all other assets which, in accordance with generally accepted accounting principles, are deemed intangible) over (B) the aggregate of all liabilities of Tenant or such other entity as of such date, all computed in accordance with generally accepted accounting principles.

              "Change in Control" as used herein shall mean as of any date (i) a sale of all or substantially all of the Tenant's assets to any Person or related group of Persons as an entirety or substantially as an entirety in one transaction or series of transactions, (ii) the merger or consolidation of the Tenant with or into another corporation or the merger of another corporation into the Tenant or the sale of the stock of Tenant with the effect that Guarantor holds less than 51% of the total voting power entitled to vote in the election of directors, managers or trustees of the surviving corporation of such merger or consolidation (any nonvoting common stock now outstanding or issued after the date hereof of the surviving corporation having terms substantially similar to the Tenant's nonvoting common stock shall be considered voting stock for purposes of this provision) or holds less than 51% of the total voting power entitled to vote in the election of directors, managers or trustees of Tenant following such sale or (iii) the liquidation or dissolution of the Tenant.

         32.  SUBORDINATION. Tenant agrees that this Lease and its interest
              -------------
hereunder shall be subordinate to any mortgage, deed of trust, and/or other security instrument hereafter placed upon the Leased Premises by the Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof provided that any such instrument (or separate instrument in recordable form duly executed by the holder of any such mortgage, deed of trust or security instrument and delivered to Tenant) shall provide for the recognition of this Lease and the non-disturbance of all of Tenant's rights hereunder until such time as Landlord shall have the right to terminate this Lease pursuant to any applicable provisions of Paragraph 19 hereof.

         33.  FIRST REFUSAL RIGHT.
              -------------------

              (a) Except as otherwise provided in subparagraph (c) below, if Landlord should desire to sell or shall receive an offer for its interest in any one or more of the Memphis Premises, the New Orleans Premises and/or the San Antonio Premises (any one or more of which Landlord desires to sell or for which Landlord receives an offer being hereinafter referred to as the "Sale Premises") prior to the tenth (10th) anniversary of the initial Basic Rent Payment Date as subject to this Lease, then subject to the limitation set forth in subparagraph
(d) below Landlord first shall be required (i) either to obtain a bona fide written offer to purchase the Sale Premises acceptable to Landlord or to enter a contract for sale of the Sale Premises to Landlord or to enter a contract for sale of the Sale Premises conditioned upon Tenant's failure to exercise its right under this subparagraph (a), and (ii) to give written notice to Tenant of the offer (and Landlord's willingness to accept the same) or contract for sale accompanied by a copy of the executed offer or contract together with the name and business address of the prospective purchaser ("Third Party Purchaser"). For a period of fifteen (15) business days following receipt of such notice and provided that Basic Rent shall be current at the time of the exercise of such right of first refusal, Tenant shall have the right and option, exercisable by written notice to landlord given within said fifteen (15) business days period to purchase Landlord's interest in the Sale Premises at the purchase price and upon the terms and conditions set forth in such written offer or agreement, subject in addition, to the provisions of Paragraph 16(a) hereof. The closing date for the purchase shall be the later to occur of (i) ninety (90) days from the date of Tenant's notice to Landlord or (ii) the closing date provided in the applicable contract of sale or offer to purchase. If at the expiration of the aforesaid fifteen (15) day period, Tenant shall have failed to exercise the aforesaid option, Landlord's interest in the Sale Premises may be sold for the consideration, to the Third Party Purchaser, and upon the terms and conditions set forth in the original offer or agreement of sale provided the sale is consummated with a period of one hundred eighty (180) days after the giving of the original notice to Tenant pursuant to subparagraph (a) (ii) above.

              (b) If Tenant does not exercise its option to purchase any Sale Premises, then Tenant agrees that (i) the Lease is bifurcated with respect to remaining Leased Premises and the Sale Premises; (ii) Tenant will attorn to any Third Party Purchaser as Landlord with respect to the Sale Premises purchased so long as the third Party Purchaser assumes the obligations of Landlord under the Lease; and (iii) the terms of the Lease will remain in full force and effect with respect to the Sale Premises except that the Basic Rent will be that percentage of the then Basic Rent which is allocated to the Sale Premises as set forth on Exhibit "E" attached hereto and made a part hereof. At the request of Landlord, Tenant will promptly execute such documents confirming (i) that, if the sale occurs after the fifth (5th) anniversary of the initial Basic Rent Payment Date its option to purchase the Sale Premises is null and void, (ii) the agreements referred to above and (iii) such other agreements as Landlord may reasonably request provided that such do not increase the liabilities and obligations of Tenant hereunder.

              (c) The provisions of subparagraph (a) shall not apply to or prohibit -(i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the leased private power of sale under or judicial foreclosure of nay mortgage, deed of trust or other security instrument or devise to which Landlord's interest in the Leased Premises is now or hereafter subject, (iii) any transfer or Landlord's interest in the Leased Premises to a mortgagee, beneficiary under deed of trust or other holder of a security interest therein by deed in lieu of foreclosure, or (iv) any transfer of the Leased Premises to an Affiliate of Landlord or (v) to any governmental or quasi-governmental agency with power of condemnation.

              (d) If Landlord elects to sell any one or more of the Memphis Premises, New Orleans Premises or Tulsa Premises prior to the fifth (5th) anniversary of the initial Basic Rent Payment Date and Tenant does not elect to purchase such Sale Premises, Tenant shall have one (1) additional first refusal right for the initial offer or contract of sale with respect to such Sale Premises which occurs during the period which commences with the fifth (5th) anniversary of the initial Basic Rent Payment Date and terminates on the one hundred twenty-seventh (127th) Basic Rent Payment Date. Notwithstanding anything to the contrary set forth in this Paragraph 33, the first of first refusal granted by this Paragraph 33 shall terminate and be null and void with respect to the Leased Premises upon the earlier to occur of (i) the one-hundred twenty seventh (127th) Basic Rent Payment Date or (ii) the termination of this Lease.

         34.  MISCELLANEOUS. The paragraph headings in this Lease are used only
              -------------
for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease. As used in this Lease, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (c) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (d) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (e) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (f) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (g) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (h) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (i) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein". Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any Person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense. Each appointment of Landlord as attorney-in-fact for Tenant under this Lease is irrevocable and coupled with an interest. Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses. This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. The covenants of this Lease shall run with the land and bind Tenant, the heirs, distributees, Personal representatives, successors and assigns of Tenant, and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. In the event there is more than one Tenant, the obligations of each shall be joint and several. In the event any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Lease shall be governed by and construed according to the Laws of the State of Louisiana with respect to the New Orleans Premises, the State of Texas with respect to the San Antonio Premises and the State of Tennessee with respect to the Memphis Premises.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                LANDLORD:

                                CORPORATE PROPERTY ASSOCIATES 8, L.P.,
                                A DELAWARE LIMITED PARTNERSHIP

                                By Eighth Carey Corporate Property,
                                   Inc., a General Partner

                                   By /s/ H. Cabot Lodge III
                                      -------------------------------------
                                          H. Cabot Lodge III
                                          Senior Vice President

                                   Attest: [SIGNATURE NOT LEGIBLE]
                                           --------------------------------
                                             Assistant Secretary

                                TENANT:

                                STATIONERS DISTRIBUTING COMPANY, INC.

                                By /s/ David R. Smith
                                   ----------------------------------------
                                       David R. Smith,
                                       Chairman

                                Attest: [SIGNATURE NOT LEGIBLE]
                                        -----------------------------------
                                        ____________ Secretary

                                  EXHIBIT "A"

                              LOUISIANA PROPERTY



                                    TRACT I
                                    -------

A CERTAIN PORTION OF GROUND, together with all the buildings and improvements thereon and all the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging, or in anywise appertaining, designated as PARCEL
                                                                          ------
1F-B6, said parcel being situated in ELMWOOD INDUSTRIAL PARK, according to a
- -----                                ------------------------
plan of resubdivision of J.J. Krebs & Sons, Inc., C.E. & S., dated June 9, 1977, approved by Ordinance No. 13026 of the Jefferson Parish Council, dated September 12, 1977, filed for record September 13, 1977, and recorded in COB 905, folio 321, which Parcel 1F-B6 is composed of a portion of original Lot 1-F, Elmwood Industrial Park (which includes all or a portion of resubdivided Parcel 1-F-B, created by Ordinance No. 12675, recorded in COB 882, folio 820), and according to said resubdivision plan dated June 9, 1977, said property is more fully described as follows:

Parcel 1F-B6 commences at the most northerly corner of Plauche Industrial Park, being the point of intersection of the southerly right of way line of Edwards Avenue along Plauche Industrial Park, and the westerly right of way line of Plauche Street, thence North 47 degrees 54 minutes 41 seconds West, a distance of 48.50 feet to a point on Edwards Avenue; thence South 42 degrees 6 minutes 4 seconds West, a distance of 708.63 feet to a point; thence South 55 degrees 24 minutes 35 seconds West, a distance of 193.94 feet; thence South 73 degrees 24 minutes 17 seconds West, a distance of 56.18 feet to the northerly most corner of the property herein described, being the point of beginning;

Thence from said point of beginning, South 47 degrees 53 minutes 49 seconds East, a distance of 98.21 feet to a point on the westerly right of way line of Beven Street;

Thence along said westerly right of way line of Beven Street, South 42 degrees 06 minutes 04 seconds West, a distance of 99.32 feet to a point on the westerly right of way line of Beven Street;

Thence North 47 degrees 54 minutes 41 seconds West, a distance of 158.62 feet to a point;

Thence North 73 degrees 24 minutes 17 seconds East, a distance of 116.28 feet to the point of beginning.

Containing an area of 12,755.84 square feet.

                                   TRACT II
                                   --------

A CERTAIN PORTION OF GROUND, together with all the buildings and improvements thereon and all the rights, ways, privileges, servitudes, appurtenances and advantages thereunto belonging, or in anywise appertaining, designated as PARCEL
                                                                          ------
14-A, said parcel being situated principally in PLAUCHE INDUSTRIAL PARK, AND
- ----                                            ----------------------------
ALSO IN ELMWOOD INDUSTRIAL PARK, according to a plan of resubdivision of J.J.
- --------------------------------
Krebs & Sons, Inc., C.E. & S., dated September 13, 1976, revised February 8, 1977, approved by Ordinance No. 12783 of the Jefferson Parish Council, dated March 17, 1977, filed for record March 28, 1977, and recorded in COB 888, folio 74, which Parcel 14-A is composed of all of former Lot 14, Square 2, Plauche Industrial Park, and a portion of original Lot 1-F Elmwood Industrial Park, and according to said resubdivision plan, and the subdivision plan of J.J. Krebs & Sons, Inc., dated May 15, 1975, showing Squares 1 and 2 of Plauche Industrial Park, said property is more fully described as follows:

Commencing at the most northerly corner of Plauche Industrial Park, being the point of intersection of the southerly right of way line of Edwards Avenue along Plauche Industrial Park, and the westerly right of way line of Plauche Street, thence South 42 degrees 6 minutes 4 seconds West, as distance of 627.20 feet along the westerly right of way line of Plauche Street to a point, being the northerly corner of former Lot 14, Square 2, Plauche Industrial Park, for the point of beginning.

Thence South 47 degrees 53 minutes 49 seconds East along Plauche Street right of way a distance of 284.18 feet to a point and corner;

Thence South 42 degrees 6 minutes 4 seconds West a distance of 330 feet to a point and corner;

Thence North 47 degrees 53 minutes 49 seconds West a distance of 365.68 feet to a point and corner on the center line of a 20 foot railroad servitude;

Thence following the center line of said 20 foot railroad servitude, along a curve to the left having a radius of 501.95 feet, an arc distance of 244.60 feet to a point;

Thence continue along the center line of said 20 foot railroad servitude North 42 degrees 1 minute 1 second East, a distance of 94.88 feet to a point and corner on the southerly right of way line of Plauche Street extended;

Thence South 47 degrees 53 minutes 49 seconds East, a distance of 23.56 feet to a Plauche Street corner, being the point of beginning;

Containing an area of 105,940.80 square feet.

                              TENNESSEE PROPERTY


Being Lots 359, 360, and 361 in the Resubdivision of Lot "A" Second Addition to Memphis and Shelby County Port Commission Industrial Subdivision as recorded in Plat Book 25, Page 56, in the Register's Office of Shelby County, Tennessee, and being more particularly described as follows:

Beginning at a point in the southeast line of Harbor Avenue 756.0 feet northeast of the centerline of Pier Street as measured along the southeast line of Harbor Avenue; thence North 65 degrees 13 minutes 18 seconds East along the southeast line of Harbor Avenue a distance of 299.60 feet to a point; thence South 24 degrees 42 minutes 51 seconds East a distance of 515.92 feet to a point in the northwest line of a railroad right-of-way; thence South 65 degrees 10 minutes 40 seconds West along the northwest line of said railroad right-of-way a distance of 299.97 feet to a point; thence North 24 degrees 40 minutes 23 seconds West a distance of 516.15 feet to the point of beginning.

The above described property is improved with a one story concrete building known as 2483 Harbor Avenue.

The above described property has an area of 154,700 square feet or 3,551 acres.

                                TEXAS PROPERTY

Lot 1, Block 1, New City Block 16837, NACOGDOCHES ROAD BUSINESS PARK SUBDIVISION, UNIT 1, in the City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 8600, Page 202, Deed and Plat Records of Bexar County, Texas, being more particularly described as follows:

BEGINNING:  at a 1/2" iron pin set in the Northeast R.O.W. line of Highpoint
            Drive at the West corner of said Lot 11, said point being South 34 deg. 50 min., 00 sec., West, 69.19' from the curve return at the intersection with Crosspoint Drive;

THENCE: North 55 deg., 10 min., 00 sec., East, 355.45' to a point in the center of a Mo-pac Railroad Spur Tract for the North corner of said Lot 1:

THENCE: along the Southwesterly line of the Mo-pac Railroad Spur Tract R.O.W., South 34 deg., 28 min., 31 sec., East, 389.82' to a 1/2"
            iron pin set at an angle point and South 36 deg., 21 min., 13 sec., East, 95.22' to a 1/2" iron pin set at the East corner of said Lot 1;

THENCE: South 55 deg., 10 min., 00 sec., West, 355.54' to a 1/2" iron pin set in the Northeast R.O.W. line of Highland Drive at the South corner of said Lot 1;

THENCE: along the Northeast R.O.W. line Highpoint Drive, North 34 deg., 50 min., 00 sec., East, 485.0' to the Point of Beginning and containing
            3.944 acres of land.

                                  EXHIBIT "B"

                            FIXTURES AND EQUIPMENT

         All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever, including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting and outside yard lights), incinerating, power, air cooling, air conditioning, humidification, sprinkling, power, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors (including fiberglass roll-up doors and rail doors), windows, loading platforms (including sunken interior truck docks), lavatory facilities, stairwells, fencing (including cyclone fencing), rail siding and switches, flagpoles, passenger and freight elevators and garage units, but excluding all Personal property and all trade fixtures, machinery, appliances, office, manufacturing and warehouse equipment, movable partitions and other barriers which are not necessary to the operation, as buildings, of the buildings which constitute part of the Leased Premises, whether or not such items are affixed to the Leased Premises, and which can be removed without material damage to the Leased Premises.

                                   EXHIBIT C
                                   ---------

         The matters set forth on those certain commitments issued by Lawyers Title Insurance Corporation, nos. 296595, 36999/C1061CCBF213032 and BF-042778.

                                  EXHIBIT "D"

                              BASIC RENT PAYMENTS

     1.  BASIC RENT. Subject to the adjustments provided for in Paragraphs
         ----------
2, 3 and 4 below, Basic Rent payable in respect of the Term shall be $523,600 per annum, payable monthly in advance on each Basic Rent Payment Date, in equal monthly installments of $43,633.33 each.

     2.  CPI ADJUSTMENTS TO BASIC RENT. Basic Rent shall be subject to
         -----------------------------
adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted from the CPI adjustment be less than the Basic Rent in effect for the five (5) year period immediately preceding such adjustment.

     3.  EFFECTIVE DATES OF CPI ADJUSTMENTS. Basic Rent shall not be adjusted
         ----------------------------------
to reflect changes in the CPI until the fifth (5th) anniversary of the Basic Rent Payment Date on which the first monthly installment of Basic Rent shall be due and payable (the "First Full Basic Rent Payment Date"). As of the fifth
(5th) anniversary of the First Full Basic Rent Payment Date and thereafter on the tenth (10th) and, if the term is extended, on the fifteenth (15), twentieth
(20th), twenty-fifth (25), and thirtieth (30th), anniversaries of the First Full Basic Rent Payment Date, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent five (5) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

     4.  METHOD OF ADJUSTMENT FOR CPI ADJUSTMENT.
         ----------------------------------------

         (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date (subject to adjustment as provided in the following subparagraph 4(b)) shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three

(3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. The product of such multiplication shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. The Beginning CPI shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring five (5) years earlier. If the average CPI determined in clause five (5) years earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuring five (5) year period.

         (b) Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as much Basic Rent Adjustment Date.

         (c) Notice of the new annual Basic Rent shall be delivered to Tenant on or before the thirtieth (30th) day preceding each Basic Rent Adjustment Date.

                                  EXHIBIT "E"

                        ALLOCATION OF ACQUISITION COST
                        ------------------------------

     New Orleans Premises:                      $1,640,000

     Memphis Premises:                          $1,420,000

     San Antonio Premises:                      $1,570,000


Entire Leased Premises                          $4,630,000

                                  EXHIBIT "F"

                             PERCENTAGE ALLOCATION
                             ---------------------

     New Orleans Premises:                 35.42%

     Memphis Premises:                     30.67%

     San Antonio Premises:                 33.91%

                     STATIONERS DISTRIBUTING COMPANY, INC.

                            SUMMARY LEASE AGREEMENT

                                                        Followup date:

 . Branch __________            . Lease effective date 1-1-84
                                                      ------------------
 . Property Address:            . Original Lease [x]  Extended/Amended Lease [_]

[ILLEGIBLE]                    . Lease expiration date 12-31-83
- ----------------------                                 -----------------
[ILLEGIBLE]                    . Do we have a renewal option? Yes [x] No [_]
- ----------------------
[ILLEGIBLE]                    . If yes, date Lessor must be notified: [ILLEGIB]
- ----------------------                                                 ---------
 . Primary [x] Secondary [_]    . Lessor Address:

 . Sq ft. warehouse ___________   [ILLEGIBLE]
                                 -----------------------------------------------
       - office    ___________   [ILLEGIBLE]
                                 -----------------------------------------------
       - total     63,098        [ILLEGIBLE]
                   -----------   -----------------------------------------------
 . Current Rent Amount [ILLEGIBLE]_______________________________________________
  [ILLEGIBLE]/yr, 281 /$/sq-ft/yr
  -----------     ---
  Will continue thru 12-31-93 (date)
                     --------
 . Future Rent Escalators:      . Cancellation Privilege? Yes [_] No x

  Begin  End     Rent   Amount . Is notice to vacate required? Yes [_] No [x]

  Date   Date    1 Mo   1 Yr     Brief explanation if yes: [ILLEGIBLE]
  ----------------------------                             ____________________

  ____________________________   ______________________________________________

  ____________________________   ______________________________________________

  ____________________________   ______________________________________________

  ____________________________   ______________________________________________

  ____________________________   ______________________________________________

 . Expenses responsibility of   . Side track agreement?   Yes [x]  No [_]

         Stationers      Lessor
         ----------      ------
Water        X           ______ .Certificate of insurance required by Lessor?
         ----------
Electric     X           ______  -Liability - Yes [X] No [_]
         ----------
Gas          X           ______  -Fire - Yes [X] No [_]
         ----------
Janitor      X           ______
         ----------
Repairs:                        .Do we sub-Let any space? Yes[_] No [X]

 Inside      X           ______  If so, describe terms__________________________
         ----------
 Outside     X           ______  _______________________________________________
         ----------
Fire Ins     X           ______  _______________________________________________
         ----------
                                 _______________________________________________

 . Other Pertinent Information:

SALE/LEASE BACK
- --------------------------------------------------------------------------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                           ESTIMATED SALE LEASEBACK
                          IMPACT ON MONTHLY EARNINGS

                                                                                        1989                                1989
                                                                                       RENT &         (1)         (2)     ESTIMATED
                                                                                       PARENT      ESTIMATED  AUTHORIZED  EARNINGS
                              1988                               1989                 EARNINGS     INTEREST      GAIN     INCREASE/
                 -------------------------------    --------------------------------  INCREASE/     EXPENSE       ON     (DECREASE)
                   RENT      PARENT      TOTAL        RENT       PARENT      TOTAL   (DECREASE)    REDUCTION     SALE     SUB TOTAL
                 ---------  ---------  ---------    ---------   ---------  ---------  ----------   ---------   ---------  ---------
Memphis           17,939    ( 4,479)    13,460        14,791       ---       14,791    ( 1,331)       1,920        ---         589

New Orleans       14,750    ( 2,320)    12,430        14,076       ---       14,076    ( 1,646)       1,000        ---    (    646)

San Antonio       15,775    ( 2,914)    12,861        14,766       ---       14,766    ( 1,905)       1,250        ---    (    655)
                 ---------  ---------  ---------    ---------   ---------  ---------  ----------   ---------   ---------  ---------
Sub Total         48,464    ( 9,713)    38,751        43,633       ---       43,633    ( 4,882)       4,170        ---    (    712)


Houston           17,040    ( 4,374)    12,666        12,500       ---       12,500        166        1,870        ---       2,036

Tulsa             12,054    ( 2,599)     9,455        11,000       ---       11,000    ( 1,545)       1,110        ---    (    435)

DFW (FW)          18,868    ( 9,865)     9,003        11,000       ---       11,000    ( 1,997)       4,230        ---       2,233
                 ---------  ---------  ---------    ---------   ---------  ---------  ----------   ---------   ---------  ---------
Sub Total         47,962    (16,838)    31,124        34,500       ---       34,500    ( 3,376)       7,210        ---       3,834


All Other Br.'s     ---     (69,875)   (69,875)         ---        ---         ---     (69,875)      29,920        ---     (39,955)

HQ                  ---        ---         ---          ---     (34,500)    (34,500)    34,500         ---       21,313     55,813
                 ---------  ---------  ---------    ---------   ---------  ---------  ----------   ---------   ---------  ---------
Total Company     96,426    (96,426)       ---        78,133    (34,500)     43,633    (43,633)      41,300      21,313     18,980


                (1) 4,630,000 - 500,000 = 4,130,000 x 12% = 495,600 / 12Mo.
                    = 41,300
                (2) 4,630,000 - 500,000 = 4,130,000 - 293,742 = 3,836,258 /
                    15Yr. = 255,751 / 12Mo. = 21,313

                      FIRST AMENDMENT TO LEASE AGREEMENT

         This First Amendment to Lease Agreement ("First Amendment") made this
                                                   ----- ---------
29th day of March, 1995, by and between CORPORATE PROPERTY ASSOCIATES 8,
- ----
L.P., a Delaware limited partnership ("Landlord") and UNITED STATIONERS
                                       --------
SUPPLY CO. ("Tenant") successor-in-interest to Stationers Distributing
             ------
Company, Inc. ("Original Tenant").
                ---------------

         WHEREAS, Landlord and Original Tenant entered into a Lease Agreement dated as of December 20, 1988 (the "Lease") pursuant to which Landlord
                                    -----
leased to Original Tenant certain premises located in New Orleans, Louisiana, Memphis, Tennessee and San Antonio, Texas; and

         WHEREAS, Tenant is the successor-in-interest to Original Tenant pursuant to a Merger which occurred on or about July 1, 1992; and

         WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged Landlord and Tenant covenant and agree as follows:

         1.  Paragraph 2. Certain Definitions is hereby amended in the
                          -------------------
following respects:

             (a) the definition of "Guarantor" is hereby deleted and the following is inserted in lieu thereof:

             "Guarantor" shall mean United Stationers, Inc., a Delaware Corporation.

             (b) the term "Guaranty" is hereby deleted and the following is inserted in lieu thereof:

             "Guaranty shall mean the Guaranty of even date with the First Amendment from Guarantor to Landlord."

         2.  The first sentence of Paragraph 5. Term is hereby deleted in its
                                                ----
entirety and the following is inserted in lieu thereof:

             "Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial Term (such Term as extended or renewed in accordance with the provisions hereof being called the "Term") commencing on December 20, 1988 and ending on March 31, 2010."

         3.  The last sentence of Paragraph 17. Assignment and Subletting is
                                                -------------------------
hereby deleted in its entirety and the following is inserted in lieu thereof:

             "Tenant shall have the right to mortgage or pledge this Lease and in connection with any such mortgage or pledge Landlord agrees that it will enter into an Estoppel and Consent substantially in the form of the Estoppel and Consent of even date herewith among Landlord, Tenant and Bank of America National Trust and Savings Association, as Trustee under that certain Pooling and Servicing Agreement dated as of July 1, 1992 for RTC Commercial Mortgage Pass-Through Certificates Series 1992-C5 with such modifications as are acceptable to Landlord in its reasonable discretion."

4.       Clause (iv) of Subparagraph (c) of Paragraph 33. First Refusal
                                                          -------------
Right is hereby deleted in its entirety and the following is inserted in lieu
- -----
thereof:

             "(iv) any transfer of the Leased Premises to any Person, controlling, in control of, or under common control with Landlord, or any Person and its affiliates to whom Landlord sells all or substantially all of its assets, provided that the purchaser of all or substantially all of the assets of Landlord is an entity for which W.P. Carey & Co., Inc., W.P. Carey Incorporated or their affiliates or successors provide investment advice or management services."

         5.  The following is hereby added as Paragraph 35. Tax Treatment
                                                            -------------
Reporting; Useful Life.
- ----------------------

             "Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or

         168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

         6.  Exhibit D Basic Rent Payments is hereby deleted in its entirety
                       -------------------
from the Lease and Exhibit D Basic Rent Payments attached to this First
                             -------------------
Amendment is hereby incorporated in the Lease as is fully set forth therein.

         7. Except as specifically amended hereby the terms and conditions of the Lease shall remain in full force and effect and binding upon Landlord and Tenant and their respective successors and assigns.

         8. From and after the date hereof, the term "Lease" shall mean the Lease as amended by this First Amendment.

         WITNESS the due execution hereof the day and year first above written.

                                          LANDLORD:

                                          CORPORATE PROPERTY ASSOCIATES 8,
                                          L.P.

                                          By: Eighth Carey Corporate, Inc.

                                              By: [SIGNATURE NOT LEGIBLE]
                                                  ------------------------
                                              Title: _____________________

                                          TENANT:

                                          UNITED STATIONERS SUPPLY CO.

                                          By: /s/ David H. Bushell
                                              ----------------------------
                                          Title: David H. Bushell
                                                 -------------------------

                                    CONSENT
                                    -------

         Bank of America National Trust and Savings Association, as Trustee under that certain Pooling and Servicing Agreement dated as of July 1, 1992 for RTC Commercial Mortgage Pass-Through Certificates Series 1992-C5 hereby consents to the within First Amendment to Lease.

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, AS TRUSTEE UNDER
                                        THAT CERTAIN POOLING AND SERVICING
                                        AGREEMENT DATED AS OF JULY 1, 1992 FOR
                                        RTC COMMERCIAL MORTGAGE PASS-THROUGH
                                        CERTIFICATES SERIES 1992-C5

                                        By: /s/ Michael Green        (SEAL)
                                            -------------------------
                                            Name:    Michael Green
                                                  -------------------------
                                            Title:   Vice President
                                                   ------------------------

                                                   GLORIA S CASTILLO
                                                  ASSISTANT SECRETARY

                                  EXHIBIT "D"
                              BASIC RENT PAYMENTS

         1.  BASIC RENT. Basic Rent payable for the period from December 20,
             ----------
1988 to and including December 31, 1993 was $523,600 per annum, payable monthly in advance on each Basic Rent Payment Date, in equal monthly installments of $43,633.33 each. Following the first adjustment provided for in Paragraphs 2, 3 and 4 below, Basic Rent for the period from January 1, 1994 to and including March 28, 1995 was $635,283 per annum payable in monthly installments of $52,940.25. Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent from March 29, 1995 through the balance of the Term shall be $812,500 per annum, payable monthly in advance on each Basic Rent Payment Date, in equal monthly installments of $67,708.33.

         2.  CPI ADJUSTMENTS TO BASIC RENT. Basic Rent shall be subject to
             -----------------------------
adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI.
          ---
If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted from the CPI adjustment be less than the Basic Rent in effect for the five (5) year immediately preceding such adjustment.

         3.  EFFECTIVE DATES OF CPI ADJUSTMENTS. As of January 1, 1999, January
             ----------------------------------
1, 2004, January 1, 2009, and if the Term is extended, January 1, 2014, January 1, 2019 and January 1, 2024, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent five (5) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").
 --------------------------

         4.  METHOD OF ADJUSTMENT FOR CPI ADJUSTMENT.
             ---------------------------------------

             (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date (subject to adjustment as provided in the following subparagraph 4(b)) shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three

(3) most recent calendar months (the "Prior Months") ending prior to such
                                      ------------
Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. The product of such multiplication shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. The Beginning CPI shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring five (5) years earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing five (5) year period.

         By way of example:

         Second Basic Rent Adjustment Date: January 1, 1999
         Basic Rent in Effect: $812,500
         Assume Average CPI for Prior Months - 145.20
         Assume Beginning CPI - 119.67

         812.500 x 145.20-119.67
                   ---------------
                       119.67

         812.500 x .2133=$173,336.05

         Basic Rent as of January 1, 1999=$985,836.05

              (b) Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

              (c) Notice of the new annual Basic Rent shall be delivered to Tenant on or before the thirtieth (30th) day preceding each Basic Rent Adjustment Date.

                                      -2-